                                                                    EXHIBIT 2.22

            MALLESONS STEPHEN JAQUES

                     James Hardie - Common Terms Deed Poll

                     Dated    June 2005

                     James Hardie International Finance B.V. ("BORROWER" and "OBLIGORS' AGENT")
                     James Hardie Industries N.V. ("GUARANTOR")

                     MALLESONS STEPHEN JAQUES
                     Level 60
                     Governor Phillip Tower
                     1 Farrer Place
                     Sydney NSW 2000
                     Australia
                     T +61 2 9296 2000
                     F +61 2 9296 3999
                     DX 113 Sydney
                     www.mallesons.com
                     Ref: GNH:YC:NW

JAMES HARDIE - COMMON TERMS DEED POLL
Contents

DETAILS                                                                                         1

GENERAL TERMS                                                                                   2

1      INTERPRETATION                                                                           2

1.1    Definitions                                                                              2
1.2    References to certain general terms                                                     17
1.3    Numbers                                                                                 19
1.4    Headings                                                                                19
1.5    Conflict                                                                                19
1.6    Shareholder ratification                                                                19

PART 1 CREDITORS AND FACILITIES                                                                20


2      CREDITORS AND FACILITIES                                                                20

2.1    Creditors and Facilities                                                                20
2.2    Removal of benefit for particular Creditor                                              20

PART 2 STANDARD TERMS - ALL FACILITIES                                                         21

3      CONDITIONS PRECEDENT                                                                    21

3.1    Conditions to first drawdown                                                            21
3.2    Conditions to subsequent drawdowns                                                      22

4      PAYMENTS                                                                                22

4.1    Manner of payment                                                                       22
4.2    Currency of payment                                                                     23

5      WITHHOLDING TAX                                                                         23

5.1    Payments by Obligor                                                                     23
5.2    Payments by a facility agent to Creditors                                               23
5.3    Tax credit                                                                              24
5.4    Early repayment or redemption                                                           24

6      INCREASED COSTS                                                                         24

6.1    Compensation                                                                            24
6.2    Substantiating costs                                                                    25
6.3    Procedure for claim                                                                     25
6.4    Possible minimisation                                                                   26

7      ILLEGALITY                                                                              26

7.1    Creditor's right to suspend or cancel                                                   26
7.2    Extent and duration                                                                     26
7.3    Notice requiring early repayment or redemption                                          27
7.4    Creditor to seek alternative funding method                                             27

8      REPRESENTATIONS AND WARRANTIES                                                          27

8.1    Representations and warranties                                                          27

8.2    When representations and warranties made                                                30
8.3    Reliance on representations and warranties                                              30

9      UNDERTAKINGS                                                                            30

9.1    Application                                                                             30
9.2    General undertakings                                                                    30
9.3    Negative Pledge                                                                         31
9.4    Financial undertakings                                                                  31
9.5    GAAP                                                                                    32
9.6    Reporting undertakings                                                                  32
9.7    Officer's certificate                                                                   35

10     EVENTS OF DEFAULT                                                                       36

10.1   Events of Default                                                                       36
10.2   Consequences of default                                                                 39

11     REVIEW EVENTS                                                                           39


12     COSTS AND INDEMNITIES                                                                   40

12.1   What the Borrower agrees to pay                                                         40
12.2   Indemnity                                                                               41
12.3   Currency conversion on judgment debt                                                    41
12.4   Indirect Taxes                                                                          42

13     INTEREST ON OVERDUE AMOUNTS                                                             42

13.1   Obligation to pay                                                                       42
13.2   Compounding                                                                             42
13.3   Interest following judgment                                                             43

PART 3 GENERAL                                                                                 44


14     CHANGE OF BORROWERS                                                                     44

14.1   New Borrowers                                                                           44
14.2   Release of Borrowers                                                                    44

15     DEALING WITH INTERESTS                                                                  45

15.1   Dealings by Obligors                                                                    45
15.2   Dealings by Creditors                                                                   45
15.3   Change in lending office                                                                45
15.4   Securitisation permitted                                                                45
15.5   No increased costs                                                                      46
15.6   Professional Market Party (PMP)                                                         46

16     OBLIGORS' AGENT                                                                         46

16.1   Obligors' Agent as agent of the Obligors                                                46
16.2   Acts of Obligors' Agent                                                                 47

17     NOTICES                                                                                 47

17.1   Form                                                                                    47
17.2   Delivery                                                                                47
17.3   When effective                                                                          48
17.4   Receipt - postal                                                                        48
17.5   Receipt - fax                                                                           48

17.6   Receipt - general                                                                       48
17.7   Notices to or from facility agent                                                       48
17.8   Waiver of notice period                                                                 48

18     GENERAL                                                                                 48

18.1   Consents                                                                                48
18.2   Certificates                                                                            48
18.3   Set-off                                                                                 49
18.4   Discretion in exercising rights                                                         49
18.5   Partial exercising of rights                                                            49
18.6   No liability for loss                                                                   49
18.7   Conflict of interest                                                                    49
18.8   Remedies cumulative                                                                     49
18.9   Indemnities                                                                             49
18.10  Rights and obligations are unaffected                                                   49
18.11  Inconsistent law                                                                        49
18.12  Supervening legislation                                                                 50
18.13  Variation                                                                               50
18.14  Waiver                                                                                  50
18.15  Confidentiality                                                                         50
18.16  No responsibility for other's obligations                                               50
18.17  Further steps                                                                           51
18.18  Counterparts                                                                            51
18.19  Governing law                                                                           51
18.20  Serving documents                                                                       51
18.21  Process Agent                                                                           51

SCHEDULE 1 - VERIFICATION CERTIFICATE (CLAUSE 3.1)                                             52

SCHEDULE 2 - FACILITY NOMINATION LETTER (CLAUSE 2.1)                                           53

SCHEDULE 3 - FORM OF NEW BORROWER DEED POLL (CLAUSE 14.1)                                      54

SCHEDULE 4 - FORM OF RELEASE REQUEST (CLAUSE 14.2)                                             55

SCHEDULE 5 - FORM OF DEED OF RELEASE (CLAUSE 14.2)                                             56

SIGNING PAGE                                                                                   57

JAMES HARDIE - COMMON TERMS DEED POLL

Details

INTERPRETATION - Definitions are in clause 1.

PARTIES            BORROWER AND GUARANTOR, each as described below.

BORROWER           Name                James Hardie International Finance B.V.

                   Corporate seat      Amsterdam

                   Registered Number   34108775

                   Address             8th Floor, Atrium, Unit 08
                                       Strawinskylaan 3077
                                       1077 ZX Amsterdam
                                       The Netherlands

                   Fax                 + 31 20 404 2544

                   Attention           Treasurer

GUARANTOR          Name                James Hardie Industries N.V.

                   Corporate seat      Amsterdam

                   Registered Number   34106455

                   ABN                 49 097 829 895

                   Address             8th Floor, Atrium, Unit 08
                                       Strawinskylaan 3077
                                       1077 ZX Amsterdam
                                       The Netherlands

                   Fax                 + 31 20 404 2544

                   Attention           Managing Director and Company Secretary

IN FAVOUR OF:      Each Creditor as defined in this deed.

DATE OF DEED       See Signing page

JAMES HARDIE - COMMON TERMS DEED POLL

General terms

1     INTERPRETATION

1.1   DEFINITIONS

      These meanings apply unless the contrary intention appears:

      A$, AUD or AUSTRALIAN DOLLARS means the lawful currency of Australia.

      ASX CNW ANNOUNCEMENT means any release of information by the Guarantor through the Australian Stock Exchange concerning any event or circumstance affecting the financial position of the Group in a manner which would affect the calculation of Consolidated Net Worth and which sets out specific details of the balance sheet impact of such event or circumstance.

      ASX CNW ANNOUNCEMENT DATE means the date on which an ASX CNW Announcement is made.

      AUTHORISATION means:

      (a) any consent, registration, filing, agreement, notarisation, certificate, licence, approval, permit, authority or exemption from, by or with a Government Agency; and

      (b) any consent or authorisation regarded as given by a Government Agency due to the expiration of the period specified by a statute within which the Government Agency should have acted if it wished to proscribe or limit anything already lodged, registered or notified under that statute.

      AUTHORISED OFFICER means:

      (a) in the case of a Creditor, a director or secretary of the Creditor, or an officer of that party whose title contains the word "director", "chief", "head", "president", "vice-president", "executive" or "manager", or a person performing the functions of any of them, or any other person appointed by the Creditor as an Authorised Officer for the purposes of a Transaction Document;

      (b) in the case of an Obligor, a person appointed by the Obligor and notified to the Creditor as an Authorised Officer for the purposes of a Transaction Document, and whose specimen signature is provided with such notification to the Creditor.

      BORROWER means the person so described in the Details and any new borrower under clause 14.1 ("New Borrowers") and, if there are more than one, means each of them individually and every two or more of them jointly.

      It excludes any person released pursuant to clause 14.2 ("Release of Borrowers").

      BREAK COSTS means the actual costs and losses which a Creditor certifies (with reasonable details) that it has suffered or incurred by reason of:

      (a) the liquidation or re-employment of deposits or other funds acquired or contracted for by the Creditor to fund or maintain financial accommodation under a Facility; or

      (b) the termination or reversing of any agreement or arrangement entered into by the Creditor to hedge, fix or limit its effective cost of funding in relation to a Facility,

      but excluding any loss of margin.

      BUSINESS DAY means a weekday (not being a public holiday) on which:

      (a) in respect of a day on which the interest rate under a Facility Agreement is required to be determined and for the purposes of giving drawdown notices and selection notices under a Facility Agreement, banks are open for general banking business in London;

      (b) for the purposes of making or receiving any payments in US Dollars, banks are open for general banking business in London, New York and Sydney;

      (c) for the purpose of making or receiving any payments in another currency, banks are open for general banking business in such place or places specified in a relevant Facility Agreement; and

      (d) for all other purposes, banks are open for general banking business in Amsterdam, Sydney and any other place specified in a relevant Facility Agreement.

      CAPITAL LEASE means, at any time, a lease with respect to which the lessee is required concurrently to recognise the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

      CAPITAL LEASE OBLIGATION means, with respect to any Group Member (other than an Excluded Entity) and a Capital Lease, the amount of the obligation of such Group Member as the lessee under such Capital Lease which would, in accordance with GAAP, appear as a liability on a balance sheet of such Group Member.

      CHANGE OF CONTROL means the Guarantor becoming a Subsidiary (as defined in the Corporations Act) of another person.

      COMPENSATION PROVISION means, at any time, the aggregate amount (without double counting) of provisions made by the Group at that time in accordance with GAAP for asbestos related liabilities (including, without limitation, obligations to fund or pay compensation pursuant to the Principal Deed).

      CONSOLIDATED FUNDED CAPITALISATION means, at any time, the sum of Consolidated Net Worth and Consolidated Funded Debt at that time.

      CONSOLIDATED FUNDED DEBT means, as of any date of determination, the total of all Funded Debt of the Group outstanding on that date, after eliminating:

      (a)   all Funded Debt (if any) of the Excluded Entities; and

      (b) all offsetting debits and credits between any Group Members (excluding the Excluded Entities) and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Group in accordance with GAAP.

      CONSOLIDATED NET WORTH means, at any date of determination, the sum of:

      (a) the par value (or value stated in the books of the Group) of the capital stock (but excluding treasury stock and capital stock subscribed and unissued) of the Group; and

      (b) the amount of the paid-in capital and retained earnings of the Group,

      plus the Compensation Provision on that date (and eliminating all other consequential balance sheet impacts relating to the Compensation Provision), in each case as such amounts would be shown on the consolidated balance sheet of the Group prepared:

      (c) as if the Excluded Entities were not Subsidiaries of the Guarantor (to the intent that the assets, liabilities and other balance sheet items of all Excluded Entities shall be excluded in calculating Consolidated Net Worth); and

      (d)   in accordance with GAAP,

      on the most recent Reporting Date or, where applicable, on the most recent ASX CNW Announcement Date, to the extent such amounts have been adjusted to reflect the content of any ASX CNW Announcement which post-dates such balance sheet.

      CONSOLIDATED PERMITTED EXTERNAL FINANCIAL INDEBTEDNESS means, as of any date of determination, the total of all Permitted External Financial Indebtedness of the Group outstanding on that date, after eliminating all offsetting debits and credits between any Group Members (excluding the Excluded Entities) and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Group in accordance with GAAP.

      CONTROLLER has the meaning it has in the Corporations Act.

      CORPORATIONS ACT means the Corporation Act 2001 of Australia.

      COSTS means costs, fees, disbursements, charges and expenses, including, without limitation where an Obligor is liable to pay or reimburse the Costs, those incurred in connection with advisers and, unless an Event of Default is subsisting, only for an amount and on a basis previously agreed to in writing by the Obligor.

      CREDITOR means each party nominated as a "Creditor" under a Facility Nomination Letter (and includes in the case of any syndicated facility, the facility agent) and, if there are more than one, means each of them individually but not jointly. It does not include any Group Member.

      DEED OF RELEASE means a deed poll in the form of schedule 5 ("Form of Deed of Release").

      DEFAULT RATE means, in respect of a Transaction Document, the rate of interest specified in that document as payable on any amount not paid under the document on the due date for payment.

      DETAILS means the section of this deed headed "Details".

      DIRECTIVE means:

      (a)   a law; or

      (b) a treaty, official directive, regulation, request, guideline or policy (whether or not having the force of law) with which responsible financiers generally comply in carrying on their business.

      DUE CURRENCY means, in respect of any payment to be made under a Transaction Document, the currency in which that payment is due.

      DUTCH BANKING ACT EXEMPTION REGULATION means the Dutch 1992 Banking Act Exemption Regulation (Vrijstellingsregeling Wtk 1992).

      EBIT means the operating profit of the Group, on a consolidated basis, before adjustments for:

      (a)   significant, extraordinary, abnormal or exceptional items;

      (b) items recognised in connection with the Special Commission of Inquiry into Medical Research and Compensation Foundation and other related expenses; and

      (c)   income tax,

      but after:

      (d) adding back Net Interest Charges and all items referred to in paragraphs (a) to (e) of the definition of "Net Interest Charges" that were deducted in deriving the operating profit figure of the Group; and

      (e) eliminating all income, expense and other profit and loss statement impact of the Excluded Entities,

      determined in each case by reference to the latest audited consolidated financial statements of the Group delivered under clause 9.6(b). It excludes any earnings from any Project Activities if these are derived from Project Vehicles or Project Property over which there exist Security Interests (unless such earnings have actually been received in cash by an Obligor).

      ENVIRONMENTAL LAWS means any and all applicable statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licences, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

      EVENT OF DEFAULT means an Event of Default set out in clause 10.1 ("Events of Default").

      EXCHANGE ACT means the Securities Exchange Act 1934 of the United States of America.

      EXCLUDED ENTITY means the Fund and each of the following entities:

      (a)   Amaba Pty Limited (ACN 000 387 342);

      (b)   Amaca Pty Limited (ACN 000 035 512);

      (c)   ABN 60 Pty Limited (ACN 000 009 263); and

      (d) Marlew Mining Pty Limited (formerly known as Asbestos Mines Pty Limited) (ACN 000 049 650),

      and any other entity agreed in writing by the Guarantor and each Creditor (or, in the case of a syndicated facility, the facility agent).

      EXCLUDED TAX means:

      (a) a Tax imposed by any jurisdiction on or assessed against a Creditor as a consequence of the Creditor being a resident of or organised in or doing business in that jurisdiction, but not any Tax:

            (i) that is calculated on or by reference to the gross amount of a payment derived under a Transaction Document or another document referred to in a Transaction Document (without the allowance of a deduction);

            (ii) that is imposed as a result of the Creditor being considered a resident or organised or doing business in that jurisdiction solely as a result of it being a party to a Transaction Document or a transaction contemplated by a Transaction Document; or

      (b) a Tax which would not be required to be deducted by an Obligor if, before the Obligor makes a relevant payment, a relevant Creditor provided the Obligor with any of its name, address, registration number or similar details or any relevant tax exemption or similar details.

      FACILITY means any facility under a Facility Agreement.

      FACILITY AGREEMENT means each agreement to which a Creditor (together with any other persons) and a Borrower are party, which is nominated as a "Facility Agreement" in a Facility Nomination Letter.

      FACILITY NOMINATION LETTER means a letter substantially in the form set out in schedule 2 ("Facility Nomination Letter") in favour of a person (not being a Group Member) providing financial accommodation to a Borrower (or any agent or trustee on that person's behalf).

      FINANCE GUARANTEE means the guarantee to be given by the Guarantor, in replacement of and to substantially the same effect as the Interim Guarantees, for the benefit of the Creditors party to the Interim Guarantees and other persons nominated in accordance with the guarantee.

      FINANCIAL INDEBTEDNESS means, with respect to any Group Member, without double counting:

      (a) its liabilities for borrowed money (including all liabilities in respect of letters of credit (excluding letters of credit and performance guarantees posted in respect of payment of accounts payable arising in the ordinary course of business) or instruments serving a similar function issued or accepted for its account by banks and other financial institutions);

      (b) its liabilities for the deferred purchase price (for more than 90 days) of property acquired by such Group Member (excluding accounts payable arising in the ordinary course of business);

      (c)   its Capital Lease Obligations;

      (d) all Preferred Stock of Subsidiaries (excluding the Excluded Entities) of such Group Member which is not owned by such Group Member or a Wholly Owned Subsidiary of such Group Member; and

      (e) any Guarantee of such Group Member with respect to liabilities of a type described in any of paragraphs (a) to (d) of this definition.

      FINANCIAL YEAR means each year ending on 31 March.

      FREE CASH FLOW has the meaning given to that term in the Principal Deed.

      FUND means the trustee of the special purpose fund contemplated by the Principal Deed, in its capacity as trustee of that special purpose fund.

      FUND GUARANTEE means the guarantee to be given by the Guarantor in favour of the Fund and the State of New South Wales in accordance with the Principal Deed and in the form of an Annexure to the Guarantee and Subordination Documents.

      FUNDED DEBT means, at any time, with respect to any Group Member (other than an Excluded Entity), all drawn and outstanding Financial Indebtedness (other than Non-Recourse Debt) of such Group Member owing to any person outside the Group (other than an Excluded Entity) at that time.

      GAAP means generally accepted accounting principles as in effect from time to time in the United States of America.

      GOVERNMENT AGENCY means any government or any governmental, semi-governmental, administrative, fiscal or judicial body, department, commission, authority, tribunal, agency or entity having jurisdiction over, or in relation to the affairs of, a Group Member and, for the avoidance of doubt, includes, without limitation, the Australian Taxation Office, the US Internal Revenue Service and the Dutch tax authorities.

      GROUP means the Guarantor and its Subsidiaries and GROUP MEMBER means any one of them.

      GUARANTEE means any guarantee, suretyship, letter of credit, or any other obligation (whatever called and of whatever nature):

      (a) to provide funds (whether by the advance or payment of money, the purchase of or subscription for shares or other securities, the purchase of assets or services, or otherwise) for the payment or discharge of;

      (b) to indemnify any person against the consequences of default in the payment of; or

      (c)   to be responsible for,

      any debt or monetary liability of another person or the assumption of any responsibility or obligation in respect of the insolvency or the financial condition of any other person.

      GUARANTEE AND SUBORDINATION DOCUMENTS means one or more documents to be entered into by the Guarantor and others comprising:

      (a)   the Finance Guarantee; and

      (b) subordination arrangements under which the rights of the Fund and the State of New South Wales against the Guarantor under the Fund Guarantee will be subordinated to the rights of the beneficiaries of the Finance Guarantee against the Guarantor under the Finance Guarantee.

      GUARANTOR means the person so described in the Details.

      INDIRECT TAX means any goods and services tax, consumption tax, value added tax or any tax of a similar nature.

      INTERIM GUARANTEES means the deeds, each entitled "James Hardie - Guarantee Deed", entered into by the Guarantor and the Creditors severally on or about the date of this deed.

      JHIF means James Hardie International Finance B.V.

      MAJORITY CREDITOR means:

      (a) in relation to a syndicated or capital markets facility, the Creditors who form a "majority" (howsoever described) as defined under that Facility or all such Creditors, to the extent so required under that facility;

      (b) in relation to a bilateral facility, the Creditor under that facility.

      MATERIAL ADVERSE EFFECT means a material adverse effect on:

      (a) the ability of each Borrower to perform its obligations to pay Outstanding Moneys when the same are due or within any applicable grace period; or

      (b) the ability of the Guarantor to perform its obligations under the relevant Interim Guarantee or the Finance Guarantee in favour of the Creditor when the same are due or within any applicable grace period; or

      (c)   the validity or enforceability of the Transaction Documents.

      MATERIAL SUBSIDIARY means any Subsidiary of the Guarantor (other than an Excluded Entity) whose total assets at the time of determination (consolidated in the case of a Subsidiary which itself has one or more Subsidiaries) represent not less than 15% of Consolidated Net Worth at that time.

      NET INTEREST CHARGES for a period means all interest and amounts in the nature of interest or of similar effect to interest, paid or payable by the Group (excluding the Excluded Entities), on a consolidated basis, less interest income received by or arising to the Group (excluding the Excluded Entities), on a consolidated basis, in the same period for which such Net Interest Charges are being determined, in each case by reference to the financial statements referred to in clause 9.6. It excludes:

      (a) any swap break or reset costs incurred and paid as part of any termination of any hedging or facility;

      (b) any break costs, early redemption premium, make-whole payments, liquidated damages or other penalties (howsoever described) incurred and paid in connection with the prepayment of any facility;

      (c) capitalising interest under any agreement for the provision of Financial Indebtedness to a Group Member which is in the nature of:

            (i) a construction facility to fund capital expenditure to be undertaken by a Group Member (but only while that capitalising interest is not payable under the terms of that agreement); or

            (ii) a capital-indexed or zero coupon debt instrument which contractually allows the capitalisation of interest;

      (d) establishment, arrangement, underwriting and other fees payable once only on the initial provision of financial accommodation;

      (e) all interest and amounts in the nature of interest, and any other amounts of the kind referred to in paragraphs (a) to (d) above, relating to:

            (i)   Subordinated Debt;

            (ii)  hybrid capital;

            (iii) Non-Recourse Debt; or

            (iv) a loan under which financial accommodation is provided from one Group Member (not being an Excluded Entity) to another Group Member (not being an Excluded Entity).

      NEW BORROWER means a person who executes a New Borrower Deed Poll in accordance with clause 14.1 ("New Borrowers").

      NEW BORROWER DEED POLL means each deed poll entered into by a New Borrower substantially in the form set out in schedule 3 ("Form of New Borrower Deed Poll").

      NON-AUSTRALIAN OBLIGOR means an Obligor which is not resident or incorporated in Australia.

      NON-RECOURSE DEBT means any Project Debt if, and for so long as:

      (a) the person to whom the Project Debt is owed does not have recourse (whether by way of execution, set-off or otherwise) to a Group Member or its assets for the payment or repayment of the Project Debt other than to assets which the Security Interest ("PROJECT SECURITIES") securing that Project Debt are permitted to extend to under paragraph (h) of the definition of Permitted Security Interest (that person, and any agent or trustee on that person's behalf, being a "NON-RECOURSE FINANCIER"); and

      (b) the Non-Recourse Financier may not seek to wind up or place into administration, or pursue or make a claim in the winding up or administration of, any other Group Member to recover or to be repaid that Project Debt; and

      (c) the Non-Recourse Financier cannot obtain specific performance or a similar remedy with respect to any obligation of another Group Member to pay or repay that Project Debt; and

      (d) the Non-Recourse Financier and any receiver, receiver and manager, agent or attorney appointed under the Project Securities, may not incur a liability on behalf of, or for the account of, a Group Member which liability itself is not subject to the above paragraphs as if references to Project Debt in those paragraphs included that liability.

      For the avoidance of doubt, if Project Debt is incurred or owed by a Group Member which is not a Project Vehicle, then the tests in paragraphs (b) and (c) above must also be satisfied in respect of that Group Member in order for the Project Debt to qualify as Non-Recourse Debt.

      OBLIGOR means:

      (a)   a Borrower; or

      (b)   the Guarantor.

      OBLIGORS' AGENT means JHIF.

      OUTSTANDING MONEYS means all debts and monetary liabilities of each Obligor to a Creditor under or in relation to any Transaction Document and in any capacity, irrespective of whether the debts or liabilities:

      (a)   are present or future;

      (b)   are actual, prospective, contingent or otherwise;

      (c)   are at any time ascertained or unascertained;

      (d) are owed or incurred by, or on account of, that Obligor alone or severally or jointly with any other person;

      (e) are owed to or incurred for the account of that Creditor alone or severally or jointly with any other person;

      (f) are owed or incurred as principal, interest, fees, charges, taxes, duties or other imposts, damages (whether for breach of contract or tort or incurred on any other ground), losses, costs or expenses, or on any other account; or

      (g)   comprise any combination of the above.

      PERMITTED EXTERNAL FINANCIAL INDEBTEDNESS means Financial Indebtedness of a Group Member (other than an Obligor or an Excluded Entity) owing to any person outside the Group under or in connection with:

      (a)   a working capital facility;

      (b)   a transactional banking facility;

      (c)   a Capital Lease;

      (d)   Non-Recourse Debt;

      (e) a "soft loan" or other form of financial accommodation given to a Group Member by a Government Agency in connection with capital works or expansion plans undertaken by that Group Member or any other Group Member; or

      (f) any financial accommodation which, in the opinion of the Guarantor, it is preferable for the relevant Group Member to raise from external sources (rather than by an intra-Group borrowing) for reasons based on economic advantage, administrative convenience and/or legal, structural, political and/or tax considerations.

      PERMITTED SECURITY INTEREST means:

      (a) a Security Interest created by operation of law or otherwise to secure taxes, assessments or other governmental charges which are not more than 90 days overdue or are being contested in good faith;

      (b) a Security Interest which a Group Member is required to create by any applicable law or is required or considers it necessary or expedient to create in order to obtain, maintain or renew any Authorisation;

      (c) a Security Interest created by operation of law or otherwise in favour of a landlord, carrier, warehouseman, mechanic, materialman or other supplier (including rights by way of reservation or retention of title to property) or other similar Security Interest, in each case, incurred in the ordinary course of business for sums which are not more than 90 days overdue or are being contested in good faith;

      (d) a Security Interest incurred, or deposits made, in the ordinary course of business:

            (i) in connection with workers' compensation, unemployment insurance and other types of social security, employment or retirement benefits; or

            (ii) to secure (or to obtain letters of credit that secure) the performance of tenders, statutory obligations, surety bonds, appeal bonds, bids, leases (other than Capital Leases), performance bonds, purchase, construction or sales contracts and other similar obligations, in each case not incurred or made:

                  (A) in connection with the borrowing of money, the obtaining of advances or credit or payment of the deferred purchase price of property; nor

                  (B) to secure obligations due under the Principal Deed or any Related Agreement (as defined in the Principal
                        Deed);

      (e) a Security Interest in respect of a judgment debt of a Group Member, provided that the judgment is discharged or execution of it is stayed

            (permanently or pending appeal) within 90 days of entry thereof or adequate reserves have been provided for it;

      (f) leases or subleases granted to others, easements, rights-of-way, restrictions and other similar charges or encumbrances, in each case incidental to, and not interfering with, the ordinary conduct of the business of the Group;

      (g) a Security Interest on property or assets of a Group Member (not being an Excluded Entity) securing Financial Indebtedness owing to another Group Member (not being an Excluded Entity);

      (h) a Security Interest existing or created under or in respect of Non-Recourse Debt facilities where the party holding any such Security Interest has security over Project Property or Project Vehicles only but no right of recourse to an Obligor or any Obligor's other assets;

      (i) a Security Interest created on any asset or group of associated assets acquired by a Group Member or developed by a Group Member after the date of this deed:

            (i) for the sole purpose of financing or refinancing that acquisition or development; and

            (ii) securing principal moneys not exceeding one hundred per cent (100%) of the cost of that acquisition or development;

      (j) a Security Interest existing at the time of acquisition on any asset acquired by a Group Member after the date of this deed and not created in contemplation of the acquisition, provided that there is no increase in the amount of the principal moneys secured by that Security Interest;

      (k) a Security Interest existing on property of a person immediately prior to its being consolidated with or merged into a Group Member or its becoming a Group Member (by becoming a Subsidiary of the Guarantor), provided that the Security Interest was not created in contemplation of the consolidation, merger or acquisition and there is no increase in the amount of the principal moneys secured by that Security Interest;

      (l) any Security Interest existing at the date of this deed provided there is no increase in the amount of the principal moneys secured by that Security Interest;

      (m) a Security Interest replacing, renewing, extending or refunding any Security Interest permitted by paragraph (i), (j), (k), (l) or (m), provided that:

            (i) the principal moneys secured by such Security Interest immediately prior to such replacement, renewal, extension or refunding is not increased or the maturity thereof reduced; and

            (ii)  the Security Interest is not extended to any other property;

      (n) a Security Interest created with the prior written consent of each Majority Creditor (or in the case of a syndicated facility, an agent or trustee acting on the instructions of the relevant Majority Creditor);

      (o) a Security Interest created by a Group Member over its interest in a joint venture to secure:

            (i) its obligations under the joint venture to any other party to the joint venture; or

            (ii) its obligations, or the obligations of the joint venture, or the obligations of any entity formed for the purpose of the joint venture, under any agreement (including an agreement relating to financial accommodation) entered into for the purposes of the joint venture; or

      (p) any Security Interest created pursuant to the general conditions of a bank operating in the Netherlands based on the general conditions drawn up by the Netherlands Bankers' Association (Nederlandse Vereniging van Banken) and the Consumers Union (Consumentenbond),

      provided the aggregate amount of Financial Indebtedness of the Group (excluding intra-Group transactions and Financial Indebtedness of the Excluded Entities) secured by all such Permitted Security Interests granted in favour of persons outside the Group may not exceed 10% of the total assets of the Group (excluding the Excluded Entities) at any time.

      PMP means a professional market party as defined in the Dutch Banking Act Exemption Regulation which includes (among others):

      (a) duly supervised banks, insurance companies, securities institutions, investment institutions and pension funds in the European Union, the European Economic Area, Monaco, Puerto Rico, Saudi Arabia, Turkey, South Korea, the United States, Japan, Australia, Canada, Mexico, New Zealand or Switzerland;

      (b) central governments, central banks and international and supranational organisations;

      (c) enterprises with (on their most recent year end balance sheet date) consolidated total assets of at least euro 500,000,000;

      (d)   enterprises:

            (i) with (on their most recent year end balance sheet date) consolidated equity of at least euro 10,000,000; and

            (ii) which have been active on the financial markets at least twice a month (on average) during the last two years; and

      (e) enterprises which have a rating (or which have issued securities having a rating) from Moody's, Standard & Poor's, Fitch or another rating agency accepted by the Dutch Central Bank (De Nederlandsche Bank N.V.).

      POTENTIAL EVENT OF DEFAULT means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

      PREFERRED STOCK means any class of capital stock of a corporation that is preferred over any other class of capital stock of such corporation as to payment of dividends or the payment of any amount upon liquidation or dissolution of the corporation.

      PRINCIPAL DEED means the legally binding agreement so entitled to be made between the Guarantor, the James Hardie Group Member identified therein as the "Performing Subsidiary", the State of New South Wales and (if in existence at the time of first execution (and, if not, then by subsequent accession)) the Fund, giving effect to the arrangements contemplated by the media and stock exchange release issued by the Guarantor entitled "James Hardie signs Heads of Agreement" and dated 21 December 2004.

      PROJECT ACTIVITY means the acquisition, development, construction, extension, expansion or improvement of any asset.

      PROJECT DEBT means with respect to a project or development:

      (a) Financial Indebtedness in relation to the acquisition and/or cost of Project Activities; or

      (b) Financial Indebtedness incurred before or at the time of carrying out Project Activities solely for the purpose of financing or refinancing the acquisition and/or cost of the Project Activities; or

      (c) any Financial Indebtedness incurred solely to refinance any Financial Indebtedness referred to above or incurred under any successive refinancing; or

      (d) any liabilities under hedging transactions entered into in connection with any Financial Indebtedness referred to above or any Project Activity; or

      (e) interest or amounts in the nature of interest, charges, fees, costs of any nature (including break costs or costs arising from changes in law), duties, expenses, currency indemnities, withholding taxes, indirect taxes and other similar indebtedness (however described) which, in any case, is or are incurred or payable in connection with any of the above; or

      (f) any guarantee or indemnity securing payment or repayment of any of the above amounts (but not any other Financial Indebtedness),

      but does not include any Financial Indebtedness which is used to refinance any assets owned by an Obligor as at the date of this deed.

      PROJECT PROPERTY means a Group Member's assets used or predominantly used in, or generated by, any Project Activities for a project or development including:

      (a) assets forming part of or connected with or derived from that project or development; and

      (b) proceeds derived from other Project Property relating to that project or development.

      PROJECT VEHICLE means an entity, which is established for the purposes of, and confines its business operations solely to, owning or producing Project Property, carrying out Project Activities and incurring Project Debt.

      RELATED ENTITY has the meaning given in the Corporations Act.

      RELEASE REQUEST means a letter in the form of schedule 4 ("Form of Release Request").

      RELEVANT ENTITY means an Obligor or a Material Subsidiary.

      REPORTING DATE means each 31 March, 30 June, 30 September and 31 December in any year.

      SECURITY INTEREST means any mortgage, pledge, lien or charge or any security or preferential interest or arrangement of any kind or any other right of, or arrangement with, any creditor to have its claims satisfied in priority to other creditors with, or from the proceeds of, any asset. This definition:

      (a) includes any retention of title agreements arising other than in the ordinary course of business; and

      (b) excludes any right of set-off, right to combine accounts, or other similar right or arrangement arising in the ordinary course of business or by operation of law.

      SINGLE SUBMISSION JHIF FINANCIAL REPORT means a non-public financial or equivalent report prepared in respect of JHIF for the purpose of preparing consolidated financial statements of the Group, the form and content of which is at the discretion of the Obligors.

      SUBORDINATED DEBT means any Financial Indebtedness of any Group Member (other than an Excluded Entity) which is subordinated to the Facilities on terms which each Creditor (or under a syndicated facility, an agent or trustee acting on the instructions of the Majority Creditor) has confirmed are acceptable to it (such confirmation not to be unreasonably withheld or delayed).

      SUBSIDIARY in relation to a corporation means a subsidiary of the corporation for the purposes of the Corporations Act.

      TAX means any present or future tax (including Indirect Taxes), levy, impost, duty, charge, fee, deduction, compulsory loan or withholding or any income, stamp or transaction duty, tax or charge, in the nature of tax whatsoever called (except if imposed on, or calculated having regard to, the net income of a Creditor) and whether imposed, levied, collected, withheld or assessed by any Government Agency and includes, but is not limited to, any penalty, fine, charge, fee, interest or other amount payable in connection with failure to pay or delay in paying the same.

      TERMINATION DATE in respect to a Facility Agreement, means the termination date, maturity date, final repayment date, final redemption date or other final payment date (howsoever described) of a Facility as defined in the relevant Facility Agreement.

      TRANSACTION DOCUMENT means each of:

      (a)   this deed;

      (b)   each Facility Agreement;

      (c)   each Facility Nomination Letter;

      (d)   each New Borrower Deed Poll;

      (e)   each Deed of Release;

      (f)   each Interim Guarantee;

      (g)   the Guarantee and Subordination Documents;

      (h) any other document agreed to be a Transaction Document by the Guarantor and a Creditor; and

      (i) any document entered into for the purpose of amending or novating any of the above.

      US$, USD or US DOLLARS means the lawful currency of the United States of America.

      WHOLLY OWNED SUBSIDIARY has the meaning given in section 9 of the Corporations Act.

1.2   REFERENCES TO CERTAIN GENERAL TERMS

      Unless the contrary intention appears, a reference in a Transaction Document to:

      (a) a group of persons is a reference to any two or more of them jointly and to each of them individually;

      (b) an agreement, representation or warranty in favour of two or more persons is for the benefit of them jointly and each of them individually;

      (c) an agreement, representation or warranty by two or more persons binds them jointly and each of them individually, but an agreement, representation or warranty by a Creditor binds the Creditor individually only;

      (d) anything (including an amount) is a reference to the whole and each part of it (but nothing in this clause 1.2(d) implies that performance of part of an obligation constitutes performance of the obligation);

      (e) a document (including this deed) includes any variation, supplement to, novation or replacement of it;

      (f) law includes (without limitation) common law, principles of equity, and laws made by any legislative body of any jurisdiction (and references to any statute, regulation or by-law include any modification or re-enactment of or any provision substituted for, and all statutory and subordinate instruments issued under such statute, regulation or by-law or such provision);

      (g) an accounting term is a reference to that term as it is used in GAAP;

      (h) the word "person" includes an individual, a firm, a body corporate, a partnership, a joint venture, an unincorporated association and any Government Agency;

      (i) a particular person includes a reference to the person's executors, administrators, successors, substitutes (including persons taking by novation) and assigns;

      (j) the words "including", "for example" or "such as" when introducing an example, do not limit the meaning of the words to which the example relates to that example or examples of a similar kind;

      (k) other parts of speech and grammatical forms of a word or phrase defined in this deed have a corresponding meaning;

      (l) an agreement includes an undertaking, deed, agreement or legally enforceable arrangement or understanding whether or not in writing;

      (m) a reference to a document includes any agreement in writing, or any certificate, notice, instrument or other document of any kind;

      (n) a reference to a body, other than a party to, or a beneficiary of, a Transaction Document (including an institute, association or authority) whether statutory or not:

            (i)   that ceases to exist; or

            (ii) whose powers or functions are transferred to another body, is a reference to the body that replaces it or any body that substantially succeeds to its powers or functions;

      (o) "continuing" or "subsisting", in relation to an Event of Default or Potential Event of Default, means an Event of Default or Potential Event of Default (as the case may be) that has not been waived in writing or remedied.

1.3   NUMBERS

      In a Transaction Document, the singular includes the plural and vice versa.

1.4   HEADINGS

      In a Transaction Document, headings (including those in brackets at the beginning of paragraphs) are for convenience only and do not affect the interpretation of the Transaction Document.

1.5   CONFLICT

      (a) Subject to paragraph (b), even if any other Transaction Document is not expressly made subject to this deed and despite the time and date of its execution, where a conflict arises between the provisions of this deed and any other Transaction Document, the provisions of this deed shall prevail unless the relevant provision in the other Transaction Document includes words substantially to the effect of "Despite the terms of the Common Terms Deed Poll".

      (b) Where a conflict arises between the provisions of this deed on the one hand and the Interim Guarantee or the Guarantee and Subordination Documents on the other hand,, the provisions of the Interim Guarantee or the Guarantee and Subordination Documents (as the case may be) shall prevail to the extent of the inconsistency.

1.6   SHAREHOLDER RATIFICATION

      Each Obligor which is a shareholder of another company (a "RELEVANT COMPANY") which is, or is to become, an Obligor, ratifies and approves in its capacity as a shareholder of that Relevant Company, the execution and performance by each such Relevant Company of each Transaction Document to which it is a party.

Part 1 Creditors and Facilities

2     CREDITORS AND FACILITIES

2.1   CREDITORS AND FACILITIES

      This deed is for the benefit of, and is enforceable by, each Creditor from time to time even though it is not a party to, or is not in existence at the time of execution and delivery of this deed, in relation to the Facility under which that Creditor is entitled and each Transaction Document under which that Creditor has benefits or obligations.

      The benefit and obligations of this deed may be extended to any other person (and such person shall become a Creditor) in relation to any other document (and such document shall become a Facility Agreement), by the Obligors' Agent signing and delivering to that Creditor (or, in the case of a syndicated facility, the facility agent) a Facility Nomination Letter and the Creditor countersigning such Facility Nomination Letter.

      Each Obligor irrevocably authorises the Obligors' Agent to sign and deliver any Facility Nomination Letter and acknowledges and confirms that the provisions of this deed which are for the benefit of the Creditors will extend to the Facility Agreement so nominated in that Facility Nomination Letter.

2.2   REMOVAL OF BENEFIT FOR PARTICULAR CREDITOR

      This deed ceases to be for the benefit of, and enforceable by, a Creditor if at any time:

      (a) all Outstanding Moneys owing to that Creditor have been fully and finally paid;

      (b) that Creditor is not committed to providing further financial accommodation to a Borrower pursuant to any Facility; and

      (c) this is confirmed in writing by the Creditor. If requested by an Obligor, a Creditor will promptly confirm in writing that this deed has ceased to be for the benefit of, and enforceable by, that Creditor.

Part 2 Standard terms - all Facilities

3     CONDITIONS PRECEDENT

3.1   CONDITIONS TO FIRST DRAWDOWN

      A Creditor's obligation to make available the first drawdown under a Facility Agreement is subject to the following conditions precedent:

      (a) the Creditor (or, in the case of a syndicated facility, the facility agent) has received each of the following items in form and substance satisfactory to the Creditor or the facility agent (as the case may be):

            (i) (VERIFICATION CERTIFICATE) a certificate in relation to each Obligor given by a director of the relevant Obligor substantially in the form of schedule 1 ("Verification Certificate") with the attachments referred to therein;

            (ii) (LEGAL OPINIONS) closing legal opinions in respect of this deed, the Facility Agreement and the Interim Guarantee from:

                  (A) De Brauw Blackstone Westbroek, Netherlands legal advisers to the Obligors;

                  (B) Mallesons Stephen Jaques, Australian legal advisers to the Obligors; and

                  (C) if a relevant Borrower is incorporated in a jurisdiction other than The Netherlands or Australia, legal advisers to the Obligors of recognised standing and acceptable to the Creditor;

            (iii) (EXECUTED DOCUMENTS) to the extent not previously provided to the Creditor under this deed, an original counterpart or certified copy of this deed, and original counterparts of the relevant Interim Guarantee and the Facility Agreement, executed by all relevant Obligors; and

            (iv) (FEES) evidence of instructions issued by the Obligors' Agent to pay all fees and expenses which are due under the Facility on or before the first drawdown; and

      (b) (REPRESENTATIONS TRUE) the representations and warranties by each Obligor in clause 8.1 of this deed are true as at the date of the first drawdown notice and on the date of the first drawdown; and

      (c) (NO DEFAULT) no Event of Default or Potential Event of Default subsists at the date of the first drawdown notice or on the date of the first drawdown or will result from the provision of the requested financial accommodation.

3.2   CONDITIONS TO SUBSEQUENT DRAWDOWNS

      The Creditor need not provide any financial accommodation subsequent to the first drawdown under a Facility Agreement unless:

      (a) (REPRESENTATIONS TRUE) the representations and warranties by each Obligor in clause 8.1 of this deed (other than clause 8.1(d)(ii)) are true as at the date of the drawdown notice and on the drawdown date, as though they had been made at that date in respect of the facts and circumstances then subsisting; and

      (b) (NO DEFAULT) no Event of Default or Potential Event of Default subsists at the date of the drawdown notice or on the drawdown date or will result from the provision of the requested financial accommodation.

4     PAYMENTS

4.1   MANNER OF PAYMENT

      Each Obligor agrees to make payments (including by way of reimbursement) under each Transaction Document:

      (a) on the due date (or, if that is not a Business Day, on the next Business Day unless that day falls in the following month or after the Termination Date for the relevant Facility, in which case, on the previous Business Day); and

      (b) at the time which is customary at the time for settlement of transactions in the relevant currency in the place for payment (if any) specified in the relevant Facility Agreement; and

      (c)   in the Due Currency in immediately available funds; and

      (d) in full without set-off or counterclaim, and without any deduction in respect of Taxes unless prohibited by law; and

      (e) to the applicable Creditor (or, in the case of a Creditor under a syndicated facility, the facility agent on its behalf) by making payment to the account nominated by the Creditor or by payment as the Creditor otherwise directs.

      If a Creditor directs an Obligor to pay a particular party or in a particular manner, the Obligor is taken to have satisfied its obligation to the Creditor by paying in accordance with the direction.

      An Obligor satisfies a payment obligation only when the Creditor (or, in the case of a Creditor under a syndicated facility, the facility agent on its behalf) or the person to whom it has directed payment actually receives the amount.

4.2   CURRENCY OF PAYMENT

      Each Obligor waives any right it has in any jurisdiction to pay an amount other than in Due Currency. However, if a Creditor receives an amount in a currency other than the Due Currency:

      (a) it may convert the amount received into the Due Currency (even though it may be necessary to convert through a third currency to do
            so) on the day and at such rates (including spot rate, same day value rate or value tomorrow rate) as it reasonably considers appropriate. It may deduct its usual Costs in connection with the conversion; and

      (b) the Obligor satisfies its obligation to pay in the Due Currency only to the extent of the amount of the Due Currency obtained from the conversion after deducting the Costs of the conversion. Any surplus amount will be paid promptly by that Creditor to the Borrower.

5     WITHHOLDING TAX

5.1   PAYMENTS BY OBLIGOR

      If a law requires an Obligor to deduct or withhold an amount in respect of Taxes (other than Indirect Taxes) in respect of a payment under any Transaction Document such that a Creditor ("INDEMNIFIED PARTY") would not actually receive on the due date the full amount provided for under the Transaction Document, then:

      (a) the Obligor agrees to deduct the amount for such Taxes and any further deduction applicable to any further payment due under paragraph (c) below; and

      (b) the Obligor agrees to pay an amount equal to the amount deducted or withheld to the relevant authority in accordance with applicable law; and

      (c) unless the Tax is an Excluded Tax, the amount payable is increased so that, after making the deduction or withholding and further deductions or withholdings applicable to additional amounts payable under this clause 5.1(c), the Indemnified Party is entitled to receive (at the time the payment is due) the amount it would have received if no deductions or withholdings had been required.

5.2   PAYMENTS BY A FACILITY AGENT TO CREDITORS

      If a law requires a facility agent under a syndicated facility to deduct or withhold an amount in respect of Taxes (other than Indirect Taxes) in respect of a payment by the facility agent to a Creditor under a syndicated facility such that the Creditor would not actually receive on the due date the full amount provided for under the syndicated facility, then:

      (a) the facility agent must deduct or withhold the amount for such Taxes and any further deduction or withholding applicable to any further payment due under paragraph (c) below; and

      (b) the facility agent must pay an amount equal to the amount deducted or withheld to the relevant authority in accordance with applicable law and promptly give the original receipts to the Borrower; and

      (c) unless the Tax is an Excluded Tax, the amount payable is increased so that, after making the deduction or withholding and further deductions or withholdings applicable to additional amounts payable under this clause 5.2(c), the Creditor is entitled to receive (at the time the payment is due) the amount it would have received if no deductions or withholdings had been required; and

      (d) unless the Tax is an Excluded Tax, the Borrower must pay to the facility agent an amount equal to any deduction or withholding which the facility agent is required to make under this clause 5.2.

5.3   TAX CREDIT

      If and to the extent that any Creditor is able in its opinion to apply for or otherwise take advantage of any offsetting tax credit, tax rebate or other similar tax benefit out of or in conjunction with any deduction or withholding which gives rise to an obligation on any Obligor to pay any additional amount pursuant to clause 5.1 or 5.2(d), that Creditor shall:

      (a) give notice thereof to the Obligors' Agent and take steps to obtain that credit, rebate or benefit; and

      (b) to the extent that in its opinion it can do so without prejudice to the retention of the credit, rebate or benefit, and upon receipt thereof, reimburse to the Obligor such amount of the credit, rebate or benefit as that Creditor shall, in its opinion (acting reasonably), have determined to be attributable to the deduction or withholding. In complying with this clause, no Creditor need disclose to any Obligor information about their tax affairs or order them in a particular way.

5.4   EARLY REPAYMENT OR REDEMPTION

      Without limiting the other provisions of this clause 5, if a Borrower is required to pay any amount to a Creditor or facility agent under a syndicated facility under this clause 5, the Borrower may elect to repay or redeem early all of that Creditor's outstandings under the applicable Facility which is affected by the event or events referred to in clause
      5.1 or 5.2.

6     INCREASED COSTS

6.1   COMPENSATION

      The relevant Borrower agrees to compensate a Creditor on 30 days written notice if the Creditor determines that:

      (a) a Directive, or change in Directive, in either case applying for the first time after the date of the relevant Facility Agreement; or

      (b) a change in a Directive's interpretation or administration by an authority after the date of the relevant Facility Agreement; or

      (c) compliance by the Creditor or any of its Related Entities with any such Directive, changed Directive or changed interpretation or administration,

      directly or indirectly:

            (i) increases the effective cost to that Creditor of making, funding or maintaining the relevant Facility or its proportion of the Facility; or

            (ii) reduces any amount paid or payable to, or received or receivable by, that Creditor or the effective return to that Creditor in connection with the relevant Facility.

      In this clause 6.1, a reference to a Directive does not include a Directive imposing or changing the basis of a Tax on the overall net income of the Creditor.

      Compensation need not be in the form of a lump sum and may be demanded as a series of payments.

      A notice under this clause may not claim compensation for an increase or reduction suffered more than 180 days before the date of the notice, except to the extent that the event or circumstance giving rise to the increased cost or reduction is that a Directive is applied retrospectively and the notice was given by the Creditor no later than 120 days after it became aware of that event or circumstance and was able to quantify the amount for which it is entitled to be compensated under this clause 6.1.

      Any demand under this clause 6.1 is to be made to the Obligors' Agent by the Creditor (except in the case of a Creditor under a syndicated facility, in which case demand must be made by the facility agent).

6.2   SUBSTANTIATING COSTS

      If a Creditor (or a facility agent on its behalf) makes a demand under clause 6.1 ("Compensation"), it must provide the Borrower with reasonably detailed calculations showing how the amount demanded has been ascertained. However, nothing in this clause 6.2 obliges the Creditor to provide details of its business or tax affairs which it considers in good faith to be confidential.

6.3   PROCEDURE FOR CLAIM

      (a) In the absence of manifest error, and subject to clause 6.2 ("Substantiating costs"), a certificate by a Creditor is sufficient evidence of the amount of the compensation payable by the Borrower to the Creditor under clause 6.1 ("Compensation").

      (b)   In determining the amount of the compensation payable under clause
            6.1 ("Compensation"), the Creditor may use averaging and attribution methods commonly used by the Creditor or any other method it reasonably considers appropriate to determine the amount.

6.4   POSSIBLE MINIMISATION

      (a)   The Creditor agrees:

            (i) to use reasonable endeavours to mitigate the effects of those events or circumstances giving rise to the increased cost or reduction in any payment or return for which the Creditor (or a facility agent on its behalf) claims compensation under clause 6.1 ("Compensation"); and

            (ii) at the request of the Obligors' Agent, to consider the transfer or assignment of its rights and obligations under this deed and the other relevant Transaction Documents to which it is a party to another bank or financial institution at par.

      (b) Subject to clause 6.4(a)(i), the Borrower agrees to compensate the Creditor whether or not the increase or the reduction could have been avoided.

7     ILLEGALITY

7.1   CREDITOR'S RIGHT TO SUSPEND OR CANCEL

      This clause 7 applies if a Creditor determines in good faith that:

      (a)   a change in a Directive; or

      (b) a change in the interpretation or administration of a Directive by an authority; or

      (c)   a Directive,

      makes it (or will make it) illegal in practice for the Creditor to fund, provide, or continue to fund or provide, financial accommodation under any Transaction Document. In these circumstances, the Creditor by giving a notice to the Obligors' Agent, may suspend or cancel some or all of the Creditor's obligations under the relevant Transaction Document as indicated in the notice.

7.2   EXTENT AND DURATION

      The suspension or cancellation:

      (a)   must apply only to the extent necessary to avoid the illegality; and

      (b) in the case of suspension, may continue only for so long as the illegality continues.

7.3   NOTICE REQUIRING EARLY REPAYMENT OR REDEMPTION

      If the illegality relates to an amount outstanding to a Creditor, the Creditor (or, in the case of a syndicated facility, the facility agent), by giving a notice to the Obligors' Agent, may require early repayment or redemption of all or part of the affected outstandings and interest accrued on that part. The Borrower agrees to repay or redeem the amount specified no later than the date the illegality arises.

7.4   CREDITOR TO SEEK ALTERNATIVE FUNDING METHOD

      The affected Creditor (at no cost to an Obligor) during the period of 90 days after the notice pursuant to clause 7.1 agrees to use reasonable endeavours to make that part of the facility affected by the illegality available by alternative means (including changing its lending office to another then existing lending office or making the financial accommodation available through a Related Entity of the Creditor).

8     REPRESENTATIONS AND WARRANTIES

8.1   REPRESENTATIONS AND WARRANTIES

      Each Obligor (but in the case of a Borrower only from the date that it becomes a Borrower) represents and warrants (except in relation to matters disclosed to the Creditors and accepted in writing by the Creditors) that:

      (a) (STATUS) it is a corporation duly incorporated and validly existing under the laws of its place of incorporation;

      (b) (CORPORATE AUTHORISATION, DOCUMENTS BINDING) each Transaction Document to which it is a party has been duly authorized by all necessary corporate action on the part of the Obligor and constitutes a legal, valid and binding obligation of the Obligor enforceable against the Obligor in accordance with its terms, except as such enforceability may be limited by:

            (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally; and

            (ii) general principles of law (regardless of whether such enforceability is considered in a proceeding in equity or at law);

      (c) (COMPLIANCE WITH LAWS) the execution, delivery and performance of the Transaction Documents to which it is a party will not:

            (i)   contravene its constitution;

            (ii) result in the creation of any Security Interest (other than any Permitted Security Interest) in respect of any property of the Obligor or any of its Subsidiaries (excluding the Excluded Entities);

            (iii) contravene in any material respect any law to which the
                  Obligor or any of its Subsidiaries (excluding the Excluded Entities) is subject or by which the Obligor or any of its Subsidiaries (excluding the Excluded Entities) or any of their respective properties may be bound;

            (iv) conflict with or result in a breach in any material respect of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Government Agency applicable to the Obligor or any of its Subsidiaries (excluding the Excluded Entities);

            (v) result in the acceleration or cancellation of any agreement or obligation in respect of Financial Indebtedness of any Group Member (excluding the Excluded Entities);

      (d)   (DISCLOSURE)

            (i) all information given to the Creditors by it or with its authority was, when given, true and correct in all material respects;

            (ii) the most recent Form 20-F filed by the Guarantor with the United States Securities and Exchange Commission was prepared and filed in accordance with the applicable requirements of US securities laws;

      (e)   (GROUP FINANCIAL STATEMENTS)

            (i) the most recent financial statements of the Group (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Group as at the end of the financial period to which they relate and have been prepared in accordance with GAAP consistently applied throughout the periods involved, except as set forth in the notes thereto (subject, in the case of an interim financial statements, to normal year-end adjustments);

            (ii) since the date of delivery of those statements, there has been no change in the financial condition, operations, business or prospects of the Group (excluding the Excluded Entities), except changes that individually or in the aggregate do not or are not likely to have a Material Adverse Effect;

      (f)   (JHIF FINANCIAL STATEMENTS)

            (i) the most recent financial statements of JHIF provided in accordance with clause 9.6(c)(iii) (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of JHIF as at the end of the financial period to which they relate and have been prepared in accordance with generally accepted accounting principles as in effect from time to time in the Netherlands consistently applied throughout the periods involved, except as set forth in the notes thereto (subject, in the case of an interim financial statements, to normal year-end adjustments);

            (ii) since the date of delivery of those statements, there has been no change in the financial condition, operations, business or prospects of JHIF, except changes that individually or in the aggregate do not or are not likely to have a Material Adverse Effect;

      (g) (AUTHORISATIONS) all Authorisations necessary in connection with the execution, delivery or performance by the Obligor of the Transaction Documents to which it is a party have been obtained and are in full force and effect;

      (h) (LITIGATION) except as disclosed in the most recent financial statements of the Group, in an announcement by the Guarantor through the Australian Stock Exchange or under clause 9.6(f) of this deed, no litigation, arbitration, administrative proceeding or other procedure for the resolution of disputes is currently taking place or pending against any Group Member (excluding the Excluded Entities) or any Group Member's assets (excluding the Excluded Entities' assets) which has or is likely to have a Material Adverse Effect;

      (i) (SECURITY INTERESTS) no Security Interest exists over any Group Member's assets (excluding the Excluded Entities' assets) which is not permitted by clause 9.3;

      (j) (ENVIRONMENTAL MATTERS) each Group Member (excluding the Excluded Entities) has complied with all applicable Environmental Laws and the terms and conditions of any Authorisation issued pursuant to an Environmental Law, except where a failure to comply does not or is not likely to have a Material Adverse Effect;

      (k) (NO IMMUNITY) neither it nor any of its assets has any immunity from jurisdiction, suit, execution, attachment or other legal process in any jurisdiction in which its assets are located or it carries on business;

      (l) (NOT A TRUSTEE) it does not enter into any Transaction Document as trustee;

      (m) (RANKING) its obligations under the Transaction Documents rank at least pari passu with all of its other unsecured and unsubordinated obligations, other than those mandatorily preferred by law;

      (n) (DEFAULT UNDER LAW) no member of the Group (excluding the Excluded Entities) is in breach of any law, Authorisation, agreement or obligation binding upon it or its assets which has or is likely to have a Material Adverse Effect; and

      (o) (HOLDING COMPANY) in the case of the Guarantor only, at the date of this deed, the Guarantor has no material liabilities other than:

            (i) creditors, provisions and indemnities incidental to its activities as a holding company without a material operating business, and

            (ii) liabilities under this deed, the Interim Guarantees and (when executed) the Guarantee and Subordination Documents;

            (iii) liabilities to the Fund and the State of New South Wales under the Principal Deed (and Related Agreements, as defined in the Principal Deed), including the Fund Guarantee, when executed;

            (iv)  liabilities in relation to taxation; and

            (v) liabilities to shareholders in their capacity as such not prohibited under the Principal Deed.

8.2   WHEN REPRESENTATIONS AND WARRANTIES MADE

      Each representation and warranty is made in favour of a Creditor on the date of execution of its Facility Agreement and is not repeated unless specified in that Facility Agreement or in clause 3.2(a).

8.3   RELIANCE ON REPRESENTATIONS AND WARRANTIES

      Each Obligor acknowledges that the Creditors have entered into the Transaction Documents in reliance on the representations and warranties in this clause.

9     UNDERTAKINGS

9.1   APPLICATION

      All undertakings set out in this clause 9 apply to a Facility Agreement unless the Majority Creditor (or under a syndicated facility, an agent or trustee acting on the instructions of the Majority Creditor) under that Facility Agreement consents in writing.

9.2   GENERAL UNDERTAKINGS

      Each Obligor undertakes to each Creditor as follows:

      (a) (NATURE OF BUSINESS) it will not (and will not permit any of its Subsidiaries (excluding the Excluded Entities) to) engage in any business if, as a result, the general nature of the business, taken on a consolidated basis, which would then be engaged in by the Group would be substantially changed from the general nature of the business engaged in by the Group on the date of the relevant Facility Agreement;

      (b) (COMPLIANCE WITH LAWS) it will comply (and will procure that its Subsidiaries (excluding the Excluded Entities) comply) with all applicable laws (including, without limitation, all Environmental Laws and the terms and conditions of any Authorisation required under an Environmental Law) in all material respects where non-compliance has or is likely to have a Material Adverse Effect;

      (c) (RANKING) it will ensure that its obligations to the Creditor under the Transaction Documents rank and will continue to rank at least pari passu with all of its other unsecured and unsubordinated obligations, other than those mandatorily preferred by law;

      (d) (FINANCIAL INDEBTEDNESS OF GROUP MEMBERS) in the case of the Guarantor only, and without limiting clauses 9.4(d) or (e), it will ensure that each Group Member (excluding the Excluded Entities) that is not an Obligor does not incur any Financial Indebtedness owing to any person outside the Group that is not Permitted External Financial Indebtedness;

      (e) (HOLDING COMPANY STATUS) in the case of the Guarantor only, it will have no material liabilities other than those described in clause 8.1(o); and

      (f) (PRINCIPAL DEED) in the case of the Guarantor only, it will not (without the prior written consent of each relevant Creditor (or under a syndicated facility, an agent or trustee acting on the instructions of the Majority Creditor), such consent not to be unreasonably withheld or delayed) vary, or agree to vary, in any material adverse respect the Principal Deed after the same has been executed in a form which has been approved by each relevant Creditor.

9.3   NEGATIVE PLEDGE

      Each Obligor undertakes to each Creditor that it will not, and will not permit any of its Subsidiaries (excluding the Excluded Entities) to, create or allow to exist a Security Interest over any of its assets, other than a Permitted Security Interest.

9.4   FINANCIAL UNDERTAKINGS

      (a) (CONSOLIDATED NET WORTH) The Guarantor must ensure that Consolidated Net Worth is not less than US$320 million on each Reporting Date and, where applicable, on each ASX CNW Announcement Date.

      (b) (EBIT) The Guarantor will ensure that EBIT will not be less than 2.5 times Net Interest Charges for the 12 month period ending on each Reporting Date.

      (c) (COMPENSATION FUNDING) The Guarantor will ensure that, except for the initial funding payments made under the Principal Deed following the Principal Deed coming into effect, no more than 35% of its Free Cash Flow in any given Financial Year (commencing with the

            Financial Year ended 31 March 2006) is contributed to the Fund on the payment dates under the Principal Deed in the next following Financial Year.

      (d) (FUNDED DEBT) The Guarantor will ensure that the ratio of Consolidated Funded Debt to Consolidated Funded Capitalisation does not exceed 65% at any time.

      (e) (PERMITTED EXTERNAL FINANCIAL INDEBTEDNESS) The Guarantor will ensure that the ratio of Consolidated Permitted External Financial Indebtedness to Consolidated Funded Capitalisation does not exceed 15% at any time.

9.5   GAAP

      The financial undertakings in clause 9.4 have been drafted such that compliance with them is based on GAAP prevailing at the date of this deed ("ORIGINAL GAAP"). If:

      (a) the Borrower's or Guarantor's accountants or auditors advise at any time that any change to GAAP occurring after the date of this deed materially and adversely alters the effect of any such provision (or any related definition) and the Obligors' Agent so notifies the Creditor; or

      (b) the Creditor gives written notice to the Obligors' Agent referring specifically to this clause 9.5 and giving details of a change to GAAP occurring after the date of this deed which in the Creditor's opinion (acting reasonably) materially and adversely alters the effect of any such provision (or any related definition), then:

      (c) the Creditor and the Guarantor must negotiate in good faith to amend such provision so that they have an effect comparable to that at the date of this deed; and

      (d) until such time as the amendments referred to in clause 9.5(c) are agreed, compliance with the relevant provision (and related definitions) will be determined by reference to Original GAAP.

9.6   REPORTING UNDERTAKINGS

      The Guarantor shall deliver to each Creditor (or, in the case of a syndicated facility, the facility agent) the following:

      (a) (QUARTERLY GROUP STATEMENTS) within 60 days after the end of each quarterly fiscal period in each fiscal year of the Guarantor (other than the last quarterly fiscal period of each such fiscal year) a copy of:

            (i) a consolidated balance sheet of the Group as at the end of such quarter; and

            (ii) consolidated statements of income, changes in shareholders' equity and cash flows of the Group, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by the chief financial officer, treasurer or principal accounting officer of the Group as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that delivery within the time period specified above of copies of the Guarantor's Quarterly Report on Form 10-Q prepared in compliance with the requirements applicable thereto and filed with the United States Securities and Exchange Commission shall be deemed to satisfy the requirements of this clause 9.6(a);

      (b) (ANNUAL GROUP STATEMENTS) within 105 days after the end of the fiscal year of the Guarantor a copy of:

            (i) a consolidated balance sheet of the Group, as at the end of such year; and

            (ii) consolidated statements of income, changes in shareholders' equity and cash flows of the Group, for such year,

            setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon of independent certified public accountants of recognised national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, provided that the delivery within the time period specified above of the Guarantor's Annual Report on Form 10-K for such fiscal year (together with the Guarantor's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements applicable thereto and filed with the United States Securities and Exchange Commission shall be deemed to satisfy the requirements of this clause 9.6(b);

      (c)   (JHIF STATEMENTS AND REPORTS)

            (i) at the same time at which each financial statement or report is delivered pursuant to clause 9.6(a) ("CONSOLIDATED QUARTERLY STATEMENT") and for as long as a Single

                  Submission JHIF Financial Report is prepared as a matter of general internal accounting practice of the Obligors, a copy of the Single Submission JHIF Financial Report for the year to date as at the end of the quarterly fiscal period to which the Consolidated Quarterly Statement relates

            (ii) at the same time at which each financial statement or report is delivered pursuant to clause 9.6(b) ("CONSOLIDATED ANNUAL Statement") and for as long as a Single Submission JHIF Financial Report is prepared as a matter of general internal accounting practice of the Obligors, a copy of the Single Submission JHIF Financial Report for the fiscal year to which the Consolidated Annual Statement relates;

            (iii) within 180 days after the end of the fiscal year of JHIF a copy of:

                  (A)   the balance sheet of JHIF, as at the end of such year;
                        and

                  (B) a statement of income, changes in shareholders' equity and cash flows of JHIF, for such year,

                  setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with generally accepted accounting principles as in effect from time to time in the Netherlands, and accompanied by an opinion thereon of independent certified public accountants of recognised national standing in the Netherlands, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of JHIF and its results of operations and cash flows and have been prepared in conformity with generally accepted accounting principles as in effect from time to time in the Netherlands, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards in the Netherlands, and that such audit provides a reasonable basis for such opinion in the circumstances;

      (d) (SEC AND OTHER REPORTS) promptly upon their becoming available, one copy of:

            (i) to the extent not already provided under clauses 9.6(a), (b) or (c), each financial statement, report, notice or proxy statement sent by a Group Member (other than an Excluded Entity) to public securities holders generally; and

            (ii) each regular or periodic report, each registration statement (without exhibits, except as expressly requested by the Creditor or facility agent as the case may be), and each prospectus and all amendments thereto filed by a Group Member (other than an Excluded Entity) with the United

                  States Securities and Exchange Commission and all announcements made by the Guarantor through the Australian Stock Exchange and press releases and other statements made available generally by any Group Member (other than an Excluded Entity) to the public concerning developments that are material;

      (e) (NOTICE OF EVENT OF DEFAULT OR POTENTIAL EVENT OF DEFAULT) promptly upon becoming aware of it, written notice to each Creditor (or, in the case of a syndicated facility, the facility agent) of:

            (i) the existence of any Event of Default or Potential Event of Default; and

            (ii) the occurrence of any event which has or is likely to have a Material Adverse Effect;

      (f) (LITIGATION) to the extent not disclosed in a document provided under clauses 9.6(a), (b), (c), (d) or (e), notice in writing and in reasonable detail of any litigation, arbitration, administrative proceeding or other procedure for the resolution of disputes commenced, taking place, pending or to its knowledge, threatened against any Group Member (other than an Excluded Entity) or any Group Member's assets (other than an Excluded Entity's assets) which has or is likely to have a Material Adverse Effect;

      (g) (REQUESTED INFORMATION) such other information relating to the business, operations and condition (financial or otherwise) of the Group (excluding the Excluded Entities) as from time to time may be reasonably requested by a Creditor (but excluding any information which the Guarantor is bound by an obligation of confidentiality not to disclose).

9.7   OFFICER'S CERTIFICATE

      Each set of consolidated financial statements delivered pursuant to clause 9.6(a) or 9.6(b) shall be accompanied by:

      (a) a supplementary set of financial statements for the Group (excluding the Excluded Entities), showing adjustments made to the consolidated financial statements to eliminate the impact of the Excluded Entities; and

      (b) a certificate of the chief financial officer, treasurer or principal accounting officer of the Group setting forth the information (including reasonably detailed calculations) required in order to establish whether the Guarantor was in compliance with the relevant requirements of clause 9.4.

10    EVENTS OF DEFAULT

10.1  EVENTS OF DEFAULT

      Each of the following is an Event of Default:

      (a) (NON-PAYMENT OF PRINCIPAL) the Borrower fails to pay an amount of principal payable by it under a Facility Agreement when due and does not remedy that failure within 2 Business Days after that amount becomes due and payable;

      (b) (NON-PAYMENT OF OTHER AMOUNTS) the Borrower fails to pay any amount, other than an amount described in paragraph (a), payable by it under a Facility Agreement and does not remedy that failure within 3 Business Days after that amount becomes due and payable;

      (c)   (FINANCIAL UNDERTAKINGS)

            (i) there is at any time a breach of any financial undertaking in clause 9.4 and, in the case of a breach of clause 9.4(d) or
                  (e), the breach is not cured within 10 Business Days of the Guarantor receiving written notice from a Creditor (or, in the case of a syndicated facility, the facility agent) requiring such remedy; or

            (ii) the Guarantor fails to deliver a certificate as required by clause 9.7(b) within 7 days of receipt of written notice from a Creditor of failure to provide such certificate;

      (d)   (OTHER DEFAULT)

            (i) any Obligor defaults in the performance of or compliance with any material obligation contained in a Transaction Document (other than those referred to in clause 10.1(a), (b) or (c)); and

            (ii) the default is not waived or, if capable of remedy, the default is not remedied within 21 days of the Obligor receiving written notice from a Creditor (or, in the case of a syndicated facility, the facility agent) referring specifically to this clause 10.1(d) and requiring such remedy;

      (e) (PRINCIPAL DEED) the Group Member primarily liable to make funding payments to the Fund under the Principal Deed defaults in the performance of, or compliance with, its obligation to make any such payment when due or within any applicable grace period and such default is not cured by that Group Member or the Guarantor within 3 Business Days;

      (f)   (MISREPRESENTATION)

            (i) any representation or warranty made or deemed to be made by an Obligor in a Transaction Document proves to have been inaccurate in any material respect when made or deemed to be repeated; and

            (ii) the misrepresentation or breach of warranty is not waived or, if capable of remedy, the matter giving rise to the misrepresentation or breach of warranty is not remedied within 21 days of the Obligor becoming aware that the representation or warranty was inaccurate when made or deemed to have been repeated;

      (g)   (CROSS-DEFAULT)

            (i) an Obligor is in default in the payment of any Financial Indebtedness that is outstanding in an aggregate principal amount of at least US$20,000,000 (or its equivalent in another currency) beyond any period of grace provided with respect thereto and such Financial Indebtedness is not paid within 3 Business Days; or

            (ii) any Financial Indebtedness of an Obligor exceeding US$20,000,000 (or its equivalent in another currency) has become, or has been declared, due and payable before its stated maturity and such Financial Indebtedness is not paid within 3 Business Days.

      (h)   (INSOLVENCY) a Relevant Entity:

            (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due;

            (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganisation or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction (for the avoidance of doubt, this includes, in respect of a person established under Dutch law, a filing of a petition by it with any court in the Netherlands in relation to its bankruptcy (faillissement) or suspension of payments (surseance van betaling));

            (iii) makes an assignment for the benefit of its creditors;

            (iv) consents to the appointment of a custodian, receiver, receiver and manager, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property;

            (v)   consents to the appointment of an administrator;

            (vi)  is adjudicated as insolvent or to be liquidated; or

            (vii) takes corporate action for the purpose of any of the foregoing.

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

      (i)   (RECEIVER)

            (i) A court or Government Agency of competent jurisdiction enters an order appointing, without consent by a Relevant Entity, a custodian, receiver, receiver and manager, trustee or other officer with similar powers with respect to the Relevant Entity or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganisation or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Relevant Entity, or any such petition shall be filed against the Relevant Entity (other than a frivolous or vexatious petition) and such petition is not dismissed or cancelled within 30 days (and for the avoidance of doubt, this includes, in respect of a person established under Dutch law, appointment by a court of a trustee (curator) in relation to its bankruptcy or appointment by a court of a receiver (bewindvoerder) in relation to its provisional suspension of payments); or

            (ii)  an administrator of the Relevant Entity is appointed; or

            (iii) a receiver, receiver and manager, administrative receiver or similar officer is appointed to all or any substantial part of the assets of a Relevant Entity in respect of Financial Indebtedness that has been due and payable for at least 5 Business Days in an aggregate principal amount of at least US$20,000,000 (or its equivalent in another currency) and that officer is not removed within 7 days of his appointment;

      (j) (JUDGMENT) a final judgment or judgments for the payment of money aggregating in excess of US$20,000,000 (or its equivalent in another currency) are rendered against a Relevant Entity and such judgments are not, within 45 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 45 days after the expiration of such stay;

      (k)   (VITIATION OF DOCUMENTS)

            (i) any material provision of a Transaction Document ceases for any reason to be in full force and effect or becomes void, voidable or unenforceable;

            (ii) any law suspends, varies, terminates or excuses performance by an Obligor of any of its material obligations under a Transaction Document or purports to do any of the same;

            (iii) it becomes impossible or unlawful for an Obligor to perform any of its material obligations under a Transaction Document or for the Creditors to exercise all or any of their rights, powers and remedies under a Transaction Document; or

            (iv) an Obligor alleges that a Transaction Document has been affected as described in this paragraph;

      (l) (OWNERSHIP OF BORROWER) any Borrower ceases to be directly or indirectly fully owned and controlled by the Guarantor;

      (m) (AUTHORISATION) any Authorisation necessary in connection with the execution, delivery or performance by an Obligor of the Transaction Documents, or the validity or enforceability of the Transaction Documents, is not granted or ceases to be in full force and effect for any reason or is modified or amended in a manner which, in the reasonable opinion of all Creditors, would have a Material Adverse Effect; or

      (n) (MATERIAL CHANGE) a change occurs in the financial condition of the Group (as a whole, but excluding the Excluded Entities) which has a Material Adverse Effect.

10.2  CONSEQUENCES OF DEFAULT

      If an Event of Default is continuing, a Creditor (or, in the case of a syndicated facility, an agent or trustee acting on the instructions of the Majority Creditor) may declare at any time by notice to the Obligors' Agent that:

      (a) an amount equal to all or any part of the Outstanding Moneys payable to the Creditor (or, in the case of a syndicated facility, the facility agent) is:

            (i)   payable on demand; or

            (ii)  immediately due for payment;

      (b) the obligations of the Creditor specified in the notice are terminated and cancelled.

      A Creditor (or, in the case of a syndicated facility, the facility agent) may make either or both of these declarations. The making of either of them gives immediate effect to its provisions.

11    REVIEW EVENTS

      If, at any time after the date of a Facility Agreement and for any reason, whether or not within the control of the Obligors:

      (a)   a Change of Control occurs;

      (b) the securities of the Guarantor are suspended from quotation by the Australian Stock Exchange for more than 10 Business Days or the Guarantor is removed from the Official List of the Australian Stock Exchange; or

      (c) provisions made by the Group in accordance with GAAP for asbestos related liabilities (if any) not arising in connection with the Principal

            Deed exceed 15% of Consolidated Net Worth at that time (with Consolidated Net Worth for this purpose calculated by adding back all such asbestos related liabilities under this paragraph (c), ignoring the 15% cap), then the Guarantor must notify each Creditor (or, in the case of a syndicated facility, the facility agent) in writing of the occurrence of the event as soon as reasonably practicable. A Creditor may, by notice to the Borrower (with a reasonably detailed explanation of the reasons for its election to discontinue funding the Borrower) within 60 days of the date of receipt of notice from the Guarantor:

      (d) cancel its commitment to provide financial accommodation under the relevant Facility Agreement with immediate effect; and/or

      (e) declare the moneys borrowed under the relevant Facility Agreement to be, and the borrowed moneys will be, due and payable on a date no earlier than 90 days from the date of the Creditor's notice.

12    COSTS AND INDEMNITIES

12.1  WHAT THE BORROWER AGREES TO PAY

      Each relevant Borrower agrees to pay a Creditor promptly on demand to the Obligors' Agent from that Creditor (except in the case of a Creditor under a syndicated facility, in which case demand must be made by the facility agent):

      (a)   the reasonable Costs of each Creditor in connection with:

            (i)   the registration of any Transaction Document; and

            (ii) giving and considering consents, waivers, variations, discharges and releases requested by the Borrower, the Guarantor or the Obligors' Agent;

      (b) the Costs of each Creditor in exercising, enforcing or preserving rights in connection with a Transaction Document;

      (c) Taxes and fees (including registration fees) (other than Excluded Taxes) and fines and penalties in respect of fees paid in connection with any Transaction Document or a payment or receipt or any other transaction contemplated by any Transaction Document. However, the Borrower need not pay a fine or penalty in connection with Taxes or fees to the extent that it has lodged with the relevant Creditor sufficient cleared funds for the relevant Creditor to be able to pay the Taxes or fees by the due date.

      This clause 12.1 shall not apply to any amounts, which have otherwise been paid or compensated for under a Transaction Document.

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

12.2  INDEMNITY

      Each relevant Borrower indemnifies each Creditor against any claim, action, damage, loss, liability, cost, charge, expense, outgoing and payment of Break Costs which that Creditor pays, suffers, incurs or is liable for in connection with:

      (a) any failure by the Borrower to draw down financial accommodation requested by it under a Transaction Document for any reason except default of a Creditor; or

      (b) financial accommodation under a Transaction Document being repaid, discharged or made payable other than at its maturity, an interest payment date or other due date applicable to it; or

      (c) any failure to prepay any part of the amount outstanding to a Creditor in accordance with a prepayment notice given under a Facility; or

      (d) a Creditor acting in connection with a Transaction Document in good faith on fax or telephone instructions which have no apparent irregularity on their face, purport to originate from the offices of an Obligor or to be given by an Authorised Officer of an Obligor which, in the case of fax instructions, are signed and such signature accords with a current specimen signature of an Authorised Officer in the possession of the Creditor; or

      (e)   an Event of Default or Potential Event of Default; or

      (f) a Creditor exercising or attempting to exercise a right or remedy in connection with a Transaction Document after an Event of Default; or

      (g) any indemnity a Creditor gives a Controller or administrator of the Obligor.

      Each Borrower agrees to pay amounts due under this indemnity on demand to the Obligors' Agent from the applicable Creditor (except in the case of a Creditor under a syndicated facility, in which case demand must be made by, and payment must be made to the facility agent).

12.3  CURRENCY CONVERSION ON JUDGMENT DEBT

      If a judgment, order or proof of debt for an amount in connection with a Transaction Document is expressed in a currency other than that in which the amount is due under the Transaction Document, then the relevant Borrower indemnifies each Creditor against:

      (a) any difference arising from converting the other currency if the rate of exchange used by the Creditor under clause 4.2 ("Currency of payment") for converting currency when it receives a payment in the other currency is less favourable to the Creditor than the rate of exchange used for the purpose of the judgment, order or acceptance of proof of debt; and

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

      (b)   the Costs of conversion.

      Each Borrower agrees to pay amounts due under this indemnity to a Creditor on demand from that Creditor (except in the case of a Creditor under the syndicated facility, in which case demand must be made by the facility agent).

12.4  INDIRECT TAXES

      (a) All payments to be made by an Obligor under or in connection with any Transaction Document have been calculated without regard to Indirect Tax. If all or part of any such payment is the consideration for a taxable supply or chargeable with Indirect Tax then, when the Obligor makes the payment:

            (i) it must pay to the Creditor an additional amount equal to that payment (or part) multiplied by the appropriate rate of Indirect Tax; and

            (ii) the Creditor will promptly provide to the Obligor a tax invoice complying with the relevant law relating to that Indirect Tax.

      (b) Where a Transaction Document requires an Obligor to reimburse a Creditor for any costs or expenses, that Obligor shall also at the same time pay and indemnify that Creditor against all Indirect Tax incurred by that Creditor in respect of the costs or expenses save to the extent that that Creditor is entitled to repayment or credit in respect of the Indirect Tax. The Creditor will promptly provide to the Obligor a tax invoice complying with the relevant law relating to that Indirect Tax.

13    INTEREST ON OVERDUE AMOUNTS

13.1  OBLIGATION TO PAY

      If an Obligor does not pay any amount under any Transaction Document (including an amount of interest payable under this clause 13.1) on the due date for payment, the Borrower must pay interest on that amount at the Default Rate. The interest accrues daily from (and including) the due date to (but excluding) the date of actual payment and is calculated on actual days elapsed and either a 360 or 365 day year, whichever is the length of time customarily adopted for such calculations for the currency in which the relevant amount is denominated.

      The Borrower must pay interest under this clause to the relevant Creditor.

13.2  COMPOUNDING

      Interest payable under clause 13.1 ("Obligation to pay"), which is not paid when due for payment, may be added to the overdue amounts by the relevant Creditor on the last Business Day of each calendar month. Interest is payable on the increased overdue amount at the Default Rate in the manner set out in clause 13.1 ("Obligation to pay").

13.3  INTEREST FOLLOWING JUDGMENT

      If a liability becomes merged in a judgment, the Borrower must pay interest on the amount of that liability as an independent obligation. This interest:

      (a) accrues daily from (and including) the date the liability becomes due for payment both before and after the judgment up to (but excluding) the date the liability is paid; and

      (b) is calculated at the judgment rate or the Default Rate (whichever is higher).

      The Borrower must pay interest under this clause 13 to the relevant Creditor on demand from the relevant Creditor.

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

Part 3 General

14    CHANGE OF BORROWERS

14.1  NEW BORROWERS

      A Wholly Owned Subsidiary of the Guarantor may, with the consent of each relevant Creditor, become a party to this deed as a Borrower (after the date of this deed) by:

      (a) signing and delivering to each relevant Creditor (or, in the case of a syndicated facility, the facility agent) a deed poll substantially in the form of schedule 3 ("Form of New Borrower Deed Poll"); and

      (b) doing any other thing the relevant Creditors reasonably request to ensure the enforceability of that company's obligations as a Borrower and, if requested, agrees to provide an opinion in form and substance satisfactory to the relevant Creditors from legal advisers of recognised standing acceptable to the relevant Creditors in that company's place of incorporation confirming such enforceability.

      The Guarantor will confirm in writing to each relevant Creditor that the Interim Guarantee or the Finance Guarantee (as the case may be) applies to the borrowings of the new Borrower under the relevant Facility Agreements.

14.2  RELEASE OF BORROWERS

      (a) The Guarantor may request that a Borrower cease to be a Borrower by giving to each relevant Creditor (or, in the case of a syndicated facility, the facility agent) a duly completed Release Request executed by an Authorised Officer of the Guarantor and the Borrower that is, subject to the remaining provisions of this clause, to cease being a Borrower.

      (b) On giving a Release Request to the Creditor (or, in the case of a syndicated facility, the facility agent) pursuant to clause 14.2(a), the Guarantor and the Borrower identified in that Release Request represent and warrant to the Creditor that no Event of Default or Potential Event of Default is outstanding or would result from the release of that Borrower from its obligations under this deed.

      (c) The Creditor (or, in the case of a syndicated facility, the facility agent) must, as soon as reasonably practicable after receiving a Release Request, execute a Deed of Release releasing the Borrower identified in the Release Request from its obligations under this deed if, and only if:

            (i) no amount due and payable to that Creditor by that Borrower under this deed remains outstanding and unpaid; and

            (ii) that Creditor is not committed to providing further financial accommodation to that Borrower pursuant to any Facility.

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

      (d) The Borrower identified in the Release Request will cease to be a Borrower when the Creditor (or, in the case of a syndicated facility, the facility agent) executes a Deed of Release in respect of that Borrower.

15    DEALING WITH INTERESTS

15.1  DEALINGS BY OBLIGORS

      An Obligor may only assign or otherwise deal with its rights or obligations under any Transaction Document with the consent of each Creditor.

15.2  DEALINGS BY CREDITORS

      A Creditor may assign, transfer, sub-participate or otherwise deal with all or any of its rights or obligations under a Transaction Document at any time if:

      (a) the Obligors' Agent has given its prior consent, which consent shall not be unreasonably withheld;

      (b) in respect of any Dutch Borrower, the assignment, transfer, sub-participation or other dealing is to or with a PMP; and

      (c) in the case of a transfer of obligations, the transfer is effected by a novation in form and substance reasonably satisfactory to the relevant Borrower.

15.3  CHANGE IN LENDING OFFICE

      A Creditor may change its lending office if it first notifies and consults with the Obligors' Agent. If this occurs, clause 15.5 will apply.

15.4  SECURITISATION PERMITTED

      (a) Subject to clause 15.4(b), a Creditor may, without having to obtain the consent of or notify any Obligor, assign, transfer, sub-participate or otherwise deal with all or any part of its rights and benefits under any Transaction Document to a trustee of a trust, company or other entity which in each case is established for the purposes of securitisation and, to the extent required for the Dutch Borrower to comply with the Dutch 1992 Banking Act on the Supervision of the Credit System (Wet toezicht kredietwezen 1992), is a PMP.

      (b) Notwithstanding any assignment, transfer, sub-participation or other dealing by that Creditor under clause 15.4(a):

            (i) that Creditor remains bound by, and must continue to perform all its obligations under the Transaction Documents;

            (ii) that Creditor is the only person entitled to exercise any power, and no assignee, transferee, sub-participant or other person who obtains an interest in any of the rights or benefits of that

                  Creditor under the Transaction Documents pursuant to clause 15.4(a) may do so; and

            (iii) any amount payable by the Obligors to that Creditor under any
                  Transaction Document will, if paid by an Obligor to that Creditor, operate as an effective discharge of the Obligor's obligation to make that payment.

      (c) Nothing done by a Creditor under this clause 15.4 will affect any Obligor's rights under any Transaction Documents.

15.5  NO INCREASED COSTS

      Despite anything to the contrary in this deed or the Transaction Documents, if a Creditor changes its lending office or transfers, assigns, novates or otherwise deals with its rights or obligations under the Transaction Documents, then no Obligor will be required to pay:

      (a) any net increase in the total amount of fees, Taxes, costs, expenses or charges which arises as a consequence of the change in lending office, transfer, assignment, novation or other dealing; or

      (b) any fees, Taxes, costs, expenses or charges in respect of the change in lending office, transfer, assignment, novation or other dealing.

      A substitution will be regarded as a transfer for the purposes of this clause 15.5.

15.6  PROFESSIONAL MARKET PARTY (PMP)

      The Obligors acknowledge that unless the Creditors are notified in writing by the Obligors' Agent of a change in the meaning of "PMP" as defined in the Dutch Banking Act Exemption Regulation, the Creditors will rely on, and will not independently investigate, the definition of PMP set out in this deed for the purpose of complying with the requirements of clause 15.2(b) and 15.4(a).

16    OBLIGORS' AGENT

16.1  OBLIGORS' AGENT AS AGENT OF THE OBLIGORS

      Each Obligor (other than the Obligors' Agent):

      (a) irrevocably authorises the Obligors' Agent to act on its behalf as its agent in relation to the Transaction Documents, including:

            (i) to give and receive as agent on its behalf all notices and instructions (including drawdown notices);

            (ii) to sign on its behalf all documents in connection with the Transaction Documents (including amendments and variations of any Transaction Documents, and to execute any new Transaction Documents); and

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

            (iii) to take such other action as may be necessary or desirable under or in connection with the Transaction Documents; and

      (b) confirms that it will be bound by any action taken by the Obligors' Agent under or in connection with the Transaction Documents.

16.2  ACTS OF OBLIGORS' AGENT

      (a) The respective liabilities of each of the Obligors under the Transaction Documents shall not be in any way affected by:

            (i) any actual or purported irregularity in any act done or failure to act by the Obligors' Agent;

            (ii) the Obligors' Agent acting (or purporting to act) in any respect outside any authority conferred upon it by any Obligor; or

            (iii) any actual or purported failure by or inability of the
                  Obligors' Agent to inform any Obligor of receipt by it of any notification under the Transaction Documents.

      (b) In the event of any conflict between any notices or other communications of the Obligors' Agent and any other Obligor, those of the Obligors' Agent shall prevail.

17    NOTICES

17.1  FORM

      Unless expressly stated otherwise in a Transaction Document, all notices, certificates, consents, approvals, waivers and other communications in connection with that Transaction Document ("NOTICES") must be in writing, signed by an Authorised Officer of the sender and marked for attention as set out or referred to in the Details of this deed or another Transaction Document or, if the recipient has notified otherwise, marked for attention in the way last notified.

17.2  DELIVERY

      Notices must be:

      (a) delivered to the address set out or referred to in this deed or as set out as the recipient's relevant address in another Transaction Document; or

      (b) sent by prepaid post (airmail, if appropriate) to the address set out or referred to in the Details or as set out as the recipient's address in another Transaction Document; or

      (c) sent by fax to the fax number set out or referred to in the Details or as set out as the recipient's relevant fax number in another Transaction Document.

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

      However, if the intended recipient has notified a changed postal address or changed fax number, then the communication must be to that address or number.

17.3  WHEN EFFECTIVE

      Notices take effect from the time they are received unless a later time is specified in them.

17.4  RECEIPT - POSTAL

      If sent by post, Notices are taken to be received three Business Days after posting (or five Business Days after posting if sent across national boundaries).

17.5  RECEIPT - FAX

      If sent by fax, Notices are taken to be received at the time shown in the transmission report as the time that the whole fax was sent.

17.6  RECEIPT - GENERAL

      Despite clauses 17.4 ("Receipt - postal") and 17.5 ("Receipt - fax"), if Notices are received after 5:00pm in the place of receipt or on a non-Business Day, they are taken to be received at 9:00am on the next Business Day.

17.7  NOTICES TO OR FROM FACILITY AGENT

      A Notice to or from a facility agent appointed under a syndicated facility constitutes sufficient notice to or from the Creditors under that Facility Agreement for the purposes of this deed.

17.8  WAIVER OF NOTICE PERIOD

      The Majority Creditor may waive a period of notice required to be given by an Obligor under any Transaction Document.

18    GENERAL

18.1  CONSENTS

      Each Obligor agrees to comply with all conditions in any consent a Creditor gives in connection with a Transaction Document if the Obligor relies on that consent in performing its obligations under the Transaction Documents.

18.2  CERTIFICATES

      A Creditor may give an Obligor a certificate about an amount payable or other matter in connection with a Transaction Document. Subject to any applicable provision of the Transaction Documents specifying the form or content of the certificate (including clause 6.2 of this deed), the certificate is sufficient evidence of the amount or matter, unless it is proved to be incorrect.

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

18.3  SET-OFF

      At any time after a declaration is made under clause 10.2 of this deed, the Creditor making the declaration (or on whose behalf a declaration was made by a facility agent for a syndicate of financiers) may set off any amount due for payment by the Creditor to an Obligor against any amount due for payment by the Obligor to the Creditor under the Transaction Document.

18.4  DISCRETION IN EXERCISING RIGHTS

      A Creditor may exercise a right or remedy or give or refuse its consent under a Transaction Document in any way it considers appropriate (including by imposing conditions).

18.5  PARTIAL EXERCISING OF RIGHTS

      If a Creditor does not exercise a right or remedy under a Transaction Document fully or at a given time, the Creditor may still exercise it later.

18.6  NO LIABILITY FOR LOSS

      No Creditor is liable for loss caused by the exercise or attempted exercise of, failure to exercise, or delay in exercising, a right or remedy under a Transaction Document.

18.7  CONFLICT OF INTEREST

      A Creditor's rights and remedies under any Transaction Document may be exercised even if this involves a conflict of duty or the Creditor has a personal interest in their exercise.

18.8  REMEDIES CUMULATIVE

      The rights and remedies of a Creditor under any Transaction Document are in addition to other rights and remedies given by law independently of the Transaction Document.

18.9  INDEMNITIES

      Any indemnity in a Transaction Document is a continuing obligation, independent of each Obligor's other obligations under that Transaction Document and continues after the Transaction Document ends. It is not necessary for a Creditor to incur expense or make payment before enforcing a right of indemnity under a Transaction Document.

18.10 RIGHTS AND OBLIGATIONS ARE UNAFFECTED

      Rights given to a Creditor under a Transaction Document and each Obligor's liabilities under it are not affected by anything which might otherwise affect them at law.

18.11 INCONSISTENT LAW

      To the extent permitted by law, each Transaction Document prevails to the extent it is inconsistent with any law.

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

18.12 SUPERVENING LEGISLATION

      Any present or future legislation which operates to vary the obligations of any Obligor in connection with a Transaction Document with the result that a Creditor's rights, powers or remedies are adversely affected (including by way of delay or postponement) is excluded except to the extent that its exclusion is prohibited or rendered ineffective by law.

18.13 VARIATION

      A provision of a Transaction Document, or right created under it, may not be varied except in writing signed by the party or parties to be bound (whether directly or through a properly authorised agent or attorney). A provision of this deed may only be amended by agreement between the Obligors and each relevant Creditor.

18.14 WAIVER

      A provision of this deed or right created under it may not be waived except in writing by the party granting the waiver.

18.15 CONFIDENTIALITY

      No Obligor or Creditor may disclose information provided by any party to a Transaction Document that is not publicly available (including the existence of or contents of any Transaction Document) except:

      (a) to any person in connection with an exercise of rights or (subject to compliance with clause 15) a dealing with rights or obligations under a Transaction Document (including when a Creditor consults other Creditors after an Event of Default or in connection with preparatory steps such as negotiating with any potential assignee or potential sub-participant or other person who is considering contracting with the Creditor in connection with a Transaction Document); or

      (b) on a confidential basis, to officers, employees, legal and other advisers and auditors of any Obligor or Creditor; or

      (c) on a confidential basis, to any party to a Transaction Document or any Related Entity of any party to a Transaction Document; or

      (d) with the consent of the party who provided the information (such consent not to be unreasonably withheld); or

      (e) as required by any law or stock exchange or any Governmental Agency (including for US and Dutch tax authorities).

      Each Obligor and Creditor is taken to consent to disclosures made in accordance with this clause 18.15.

18.16 NO RESPONSIBILITY FOR OTHER'S OBLIGATIONS

      If a Creditor does not comply with its obligations under a Transaction Document, this does not relieve any other Creditor or an Obligor of any of their respective obligations. No party is responsible for the obligations of another party.

18.17 FURTHER STEPS

      Each Obligor agrees to do anything a Creditor reasonably asks (such as obtaining consents, signing and producing documents and getting documents completed and signed):

      (a) to bind the Obligor and any other person intended to be bound under a Transaction Document;

      (b) to enable a Creditor to register any power of attorney or any Transaction Document; or

      (c)   to show whether the Obligor is complying with this deed.

18.18 COUNTERPARTS

      A Transaction Document may consist of a number of copies, each signed by one or more parties to the document. If so, the signed copies are treated as making up the one document.

18.19 GOVERNING LAW

      Each Transaction Document is governed by the law in force in New South Wales. Each Obligor submits to the non-exclusive jurisdiction of the courts of that place.

18.20 SERVING DOCUMENTS

      Subject to clause 18.21 ("Process Agent") and without preventing any other method of service, any document in a court action may be served on a party by being delivered to or left at that party's address for service of notices under clause 17 ("Notices").

18.21 PROCESS AGENT

      Each Non-Australian Obligor appoints James Hardie Australia Pty Limited (ABN 12 084 635 558) of Level 3, 22 Pitt Street, Sydney NSW 2000 (Attention: The Company Secretary) as its agent for service of process to receive any document in connection with the Transaction Documents. If for any reason James Hardie Australia Pty Limited (ABN 12 084 635 558) ceases to be able to act as process agent for the Non-Australian Obligor, the Non-Australian Obligor must promptly appoint another person in New South Wales to act as its process agent and must promptly notify each Creditor (or, in the case of a syndicated facility, the facility agent) of that appointment.

EXECUTED as a deed poll

JAMES HARIDE - COMMON TERMS DEED POLL

Schedule 1 - Verification Certificate (clause 3.1)

To:   [NAME OF FINANCIER]

US$[-] BILATERAL FACILITY AGREEMENT DATED [-] BETWEEN JAMES HARDIE INTERNATIONAL FINANCE B.V. AND [NAME OF FINANCIER] ("FACILITY AGREEMENT")

I [NAME] am a director of [James Hardie International Finance B.V. (with corporate seat in Amsterdam) / James Hardie Industries N.V. (with corporate seat in Amsterdam)] ("COMPANY"). I refer to the Facility Agreement. Definitions in the Facility Agreement apply in this Certificate.

I CERTIFY as follows:

1     Attached to this Certificate is a complete and up to date copy of:

      (a)   the constituent documents of the Company; and

      (b) a written resolution of the Managing Board and power of attorney in the name of the Company, evidencing resolutions of the Managing Board approving execution of those of the following documents to which the Company is expressed to be a party, appointing attorneys for that purpose and appointing Authorised Officers of the Company for the purposes of those documents:

            (i)   the Facility Agreement;

            (ii)  the Common Terms Deed Poll; and

            (iii) the Interim Guarantee.

            Those resolutions and that power of attorney have not been amended, modified or revoked and are in full force and effect.

2 Set out below are specimen signatures of the Authorised Officers of the Company.

      AUTHORISED OFFICERS(#)

       Name                  Position              Signature
       *                     *                     ____________________
       *                     *                     ____________________
       *                     *                     ____________________

# One of the Authorised Officers must be the chief financial officer, treasurer or principal accounting officer of the Group (see clause 9.7 of the Common Terms Deed Poll).

DATED                        2005

_________________________________
Name:

JAMES HARIDE - COMMON TERMS DEED POLL

Schedule 2 - Facility Nomination Letter
(clause 2.1)

To:   [CREDITOR]                                                          [DATE]

JAMES HARDIE - COMMON TERMS DEED POLL - FACILITY NOMINATION LETTER

We refer to the James Hardie - Common Terms Deed Poll granted by ourselves (as Borrower and Obligors' Agent) and the Guarantor (as defined therein) dated [ ] 2005 ("CTDP").

For the purposes of the CTDP, on and from the date of this letter:

1.    we nominate the following agreement as a Facility Agreement:

      NAME: [-]
      DATE: [-]
      PARTIES: [-]

2. the agreement, and each document named or referred to as a ["FINANCING DOCUMENT"] in the agreement, is a Transaction Document for the purposes of the CTDP; and

3.    we nominate you as a "Creditor" pursuant to that Facility Agreement.

Please confirm your acceptance of the above nomination, and the benefit and obligations of the CTDP, by signing and returning the attached copy of this letter.

Clauses 1 ("Interpretation") and 18.19 ("Governing law") of the CTDP described above apply to this letter as they were fully set out in this letter.

For and on behalf of

JAMES HARDIE INTERNATIONAL FINANCE B.V. AS OBLIGORS' AGENT (with corporate seat in Amsterdam)

Authorised Officer: [NAME]

We accept and agree to the above nomination. We accept the benefit and obligations of the CTDP, and we agree to be bound by the terms of that deed. We confirm that we are [insert relevant category of PMP, eg a duly supervised bank in the European Union, United States or Australia] and accordingly we are a PMP within the meaning of the CTDP. In making this representation, we rely on, and have not independently investigated, the definition of PMP set out in the CTDP.

For and on behalf of [INSERT NAME OF CREDITOR]

by its Authorised Officer

Name:                               Title:

JAMES HARIDE - COMMON TERMS DEED POLL

Schedule 3 - Form of New Borrower Deed Poll (clause 14.1)

DEED POLL

NEW BORROWER      [INSERT NAME AND ABN/ACN OR OTHER REGISTRATION
                  NUMBER]

                  of: [INSERT ADDRESS]

                  Fax no:

                  Attention:

CTDP James Hardie - Common Terms Deed Poll by James Hardie International Finance B.V. and others dated [##] 2005.

BY THIS DEED POLL the New Borrower described above, for the benefit of each Creditor under the CTDP described above:

(a) irrevocably agrees that from the date of this deed poll it is a Borrower under the CTDP;

(b) irrevocably agrees to comply with and be bound by all current and future obligations of a Borrower or an Obligor under the CTDP or any other Transaction Document to which it is a party;

(c)   acknowledges having read a copy of the CTDP before signing this deed poll;

(d) gives, as at the date of this deed poll, all representations and warranties on the part of a Borrower or an Obligor contained in the CTDP; and

(e)   acknowledges receiving valuable consideration for this deed poll.

Clauses 1 ("Interpretation") and 18.19 ("Governing law") of the CTDP described above apply to this deed poll as if they were fully set out in this deed poll.

DATED [INSERT DATE]

EXECUTED as a deed poll

[INSERT EXECUTION CLAUSE FOR NEW BORROWER AND, IF IT IS A DUTCH COMPANY, ITS CORPORATE SEAT]

JAMES HARIDE - COMMON TERMS DEED POLL

Schedule 4 - Form of Release Request
(clause 14.2)

[DATE]

To:   [EACH RELEVANT CREDITOR]

JAMES HARDIE - COMMON TERMS DEED POLL - RELEASE REQUEST

We refer to the deed entitled James Hardie - Common Terms Deed Poll granted by ourselves and certain of our subsidiaries dated [ ] 2005 ("CTDP").

(a)   RELEASE REQUEST

      We request each of you release [INSERT NAME OF RETIRING BORROWER] ("Retiring Borrower") from all liability under the CTDP pursuant to the attached Deed of Release.

(b)   REPRESENTATION AND WARRANTY

      We represent and warrant that no Event of Default or Potential Event of Default is continuing or will result from the release of the Retiring Borrower.

Clause 1 of the CTDP applies to this Release Request as if it was fully set out in this Release Request.

For and on behalf of                   For and on behalf of
JAMES HARDIE INDUSTRIES N.V.           [INSERT THE NAME OF THE RETIRING BORROWER
(with corporate seat in Amsterdam)     AND, IF IT IS A DUTCH COMPANY, ITS
                                       CORPORATE SEAT]

Authorised Officer: [Name]             Authorised Officer: [Name]

JAMES HARIDE - COMMON TERMS DEED POLL

Schedule 5 - Form of Deed of Release
(clause 14.2)

DEED OF RELEASE

PARTIES THE CREDITOR, the RETIRING BORROWER and the OBLIGORS' AGENT, as described below.

CREDITOR [INSERT NAME AND ABN/ACN OR OTHER REGISTRATION NUMBER OF A RELEVANT CREDITOR]

RETIRING BORROWER   [INSERT NAME AND ABN/ACN OR OTHER REGISTRATION
                    NUMBER]

Obligors'           [ ] on behalf of each Obligor other than the Retiring
Agent               Borrower.

CTDP James Hardie - Common Terms Deed Poll by James Hardie International Finance B.V. and others dated [ ] 2005.

The Creditor releases the Retiring Borrower described above from all liability under the CTDP described above, with effect from [INSERT DATE OR "THE DATE OF THIS DEED"].

Nothing in this deed affects the obligations of the Retiring Borrower described above other than under the CTDP.

Each Obligor (other than the Retiring Borrower) consents to this release and agrees that nothing in this deed affects its obligations to the Creditor or the Creditor's rights in respect of the Obligors (other than the Retiring Borrower) under a Transaction Document.

Clauses 1 ("Interpretation") and 18.19 ("Governing law") of the CTDP described above apply to this deed as if they were fully set out in this deed.

DATED [INSERT DATE]

EXECUTED as a deed

[INSERT EXECUTION CLAUSES FOR (1) EACH CREDITOR, (2) THE OBLIGORS' AGENT (AND ITS CORPORATE SEAT) ON BEHALF OF EACH OBLIGOR OTHER THAN THE RETIRING BORROWER, AND (3) THE RETIRING BORROWER AND, IF IT IS A DUTCH COMPANY, ITS CORPORATE SEAT]

JAMES HARIDE - COMMON TERMS DEED POLL

Signing page

DATED: June 2005

SIGNED, SEALED AND                      )
DELIVERED by                            )
                                        )
and                                     )
                                        )
as attorneys for JAMES HARDIE           )
INTERNATIONAL FINANCE                   )
B.V. under power of attorney dated      )   ....................................
                                        )
in the presence of:                     )
                                        )
                                        )
.......................................  )   ....................................
Signature of witness                    )   By executing this deed each attorney
                                        )   states that the attorney has
.......................................  )   received no notice of revocation of
Name of witness (block letters)         )   the power of attorney

SIGNED, SEALED AND                      )
DELIVERED by                            )
                                        )
and                                     )
                                        )
as attorneys for JAMES HARDIE           )
INDUSTRIES N.V. under power of          )   ....................................
attorney dated                          )
                                        )
in the presence of:                     )
                                        )
                                        )
.......................................  )   ....................................
Signature of witness                    )   By executing this deed each attorney
                                        )   states that the attorney has
.......................................  )   received no notice of revocation of
Name of witness (block letters)         )   the power of attorney